UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Mannatech, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COPPELL, TEXAS

April 29, 2005

Dear Shareholder:

We would like to extend a personal invitation for you to join us at our 2005 Annual Shareholders’ Meeting on Monday, June 13, 2005, at 10:00 a.m. Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas.

At this year’s meeting, you will vote on the election of a Class I Director and the election of three Class III Directors, as well as the ratification of the appointment of Grant Thornton LLP as Mannatech’s independent registered public accounting firm.

We have enclosed with this letter an official notice of our 2005 Annual Shareholders’ Meeting and proxy statement, which contains further information about the items to be voted upon and information about the meeting itself, including:

•	a proxy statement that describes the matters to be considered and acted upon at our 2005 Annual Shareholders’ Meeting;

•	our 2004 annual shareholders’ packet; and

•	a proxy-voting card that instructs you on how to cast your vote. Please carefully review the enclosed voting instructions, as the voting instructions are different depending on whether your shares are held directly or through a broker.

REMEMBER regardless of the number of shares that you hold your vote is very important to our business and to us. So whether or not you plan to attend our Annual Shareholders’ Meeting, we urge you to sign and return your proxy-voting card or use the telephone or Internet instructions to cast your vote prior to the meeting, so that your shares will be represented and voted at our meeting.

We want to also take the time to say thank you for your ongoing support of, and continued interest in, Mannatech, Incorporated and look forward to seeing you at our 2005 Annual Shareholders’ Meeting.

Sincerely,

Samuel L. Caster Chairman of the Board and Chief Executive Officer

Notice of 2005 Annual Shareholders’ Meeting and Proxy Statement Monday, June 13, 2005 at 10:00 a.m. Central Daylight Time Grapevine Convention Center 1209 South Main Street Grapevine, Texas

MANNATECH, INCORPORATED

NOTICE OF 2005 ANNUAL SHAREHOLDERS’ MEETING

TO BE HELD ON JUNE 13, 2005

TO THE SHAREHOLDERS OF

MANNATECH, INCORPORATED,

The 2005 Annual Shareholders’ Meeting of Mannatech, Incorporated will be held at the Grapevine Convention Center, located at 1209 South Main Street, Grapevine, Texas, on Monday, June 13, 2005, at 10:00 a.m. Central Daylight Time, for the following purposes:

•	Proposal 1—To elect Dr. John Axford, Terry L. Persinger and Alan D. Kennedy as Class III Directors and to elect Donald A. Buchholz as a Class I Director.

•	Proposal 2—To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2005.

•	To act upon such other matters as may properly come before our annual meeting.

Mannatech’s Board of Directors set the close of business on April 19, 2005 as the record date for the determination of shareholders entitled to receive notice of and to vote at our 2005 Annual Shareholders’ Meeting or any adjournment(s) thereof.

By order of our Board of Directors,

Samuel L. Caster Chairman of the Board and Chief Executive Officer

Coppell, Texas

April 29, 2005

IMPORTANT

Whether or not you expect to attend our 2005 Annual Shareholders’ Meeting, we strongly urge you to cast your vote on the Internet, by telephone, or by mailing in your proxy-voting card prior to our meeting, June 13, 2005, to help ensure the presence of a quorum for our meeting and to save the expense and extra work of additional solicitation. If you vote by telephone or the Internet you DO NOT need to mail your proxy-voting card. Voting by Proxy by any method prior to the meeting will not prevent you from attending our 2005 Annual Shareholders’ Meeting or revoking your vote and voting at our 2005 Annual Shareholders’ Meeting.

We urge you to please read all of the instructions in your proxy information packet as the instructions, Internet addresses, telephone numbers, and mailing addresses are DIFFERENT depending on whether you have direct or beneficial ownership of your shares. To cast your vote using the proxy-voting card, simply complete the enclosed proxy-voting card, sign, date, and return the card in the pre-addressed envelope contained in your proxy information packet. To vote your shares other than by mailing in your proxy-voting card you must use the control number printed in the box on your proxy-voting card. The control number on your proxy card is your personal code to access the telephone and Internet voting systems.

1.	To vote using the Internet, log onto the website designated on your proxy-voting card and follow the instructions.

2.	To vote using a touch-tone telephone, call the telephone number on your proxy-voting card and follow the instructions.

MANNATECH, INCORPORATED

600 South Royal Lane, Suite 200

Coppell, Texas 75019

PROXY STATEMENT FOR OUR 2005 ANNUAL SHAREHOLDERS’ MEETING

TO BE HELD ON JUNE 13, 2005

General Information

The Board of Directors of Mannatech, Incorporated, a Texas corporation, is soliciting the enclosed proxy for use at its 2005 Annual Shareholders’ Meeting to be held on June 13, 2005 at 10:00 a.m., Central Daylight Time, at the Grapevine Convention Center at 1209 South Main Street, Grapevine, Texas. This proxy statement, Mannatech’s 2005 annual shareholders’ report, and the proxy-voting card are being mailed or delivered on or about April 29, 2005 to shareholders owning Mannatech stock on the close of business on April 19, 2005. The list of frequently asked questions is attached to this proxy statement as Appendix A. Unless otherwise stated, all references in this proxy statement to “Mannatech,” the “Company,” “us,” “our,” or “we” are to Mannatech, Incorporated.

Shareholders Entitled to Vote

Shareholders who owned common stock of Mannatech as of the close of business on April 19, 2005, the record date, are called “shareholders of record” and are entitled to vote at our 2005 Annual Shareholders’ Meeting. As of April 11, 2005, we had 27,117,877 outstanding shares of common stock, $0.0001 par value, which is our only class of outstanding voting securities. As of April 11, 2005, we had approximately 4,200 shareholders that held their common stock directly and approximately 10,000 beneficial shareholders who held their stock through approximately 113 brokers who represents approximately 60% of Mannatech’s total common stock outstanding. Each share of Mannatech common stock entitles the shareholder to one vote. A complete list of direct shareholders entitled to vote at our 2005 Annual Shareholders’ Meeting will be available for examination by shareholders for purposes pertaining to Mannatech’s 2005 Annual Shareholders’ Meeting at our corporate headquarters, in Coppell, Texas, during normal business hours, from May 30, 2005 until June 8, 2005 and will be available for review during Mannatech’s 2005 Annual Shareholders’ Meeting to be held on June 13th, 2005. A shareholder who wants to examine the list prior to Mannatech’s Annual Shareholders’ Meeting should arrange an appointment by contacting Mannatech’s Investor Relations department at 972-471-6512.

Voting by Proxy

Properly executed votes by proxy received prior to our 2005 Annual Shareholders’ Meeting will be counted by EquiServe Trust Company N.A., our transfer agent, at our Annual Shareholders’ Meeting on June 13, 2005 and at any adjournment(s) or postponements(s) thereof. If a shareholder specifies how their proxy-vote is to be cast on any business to come before the meeting, it will be voted in accordance with such specifications. If no specification is made, the shareholder’s vote by proxy will be voted “FOR” each of the proposals as recommended by our Board of Directors. A shareholder may revoke, at any time prior to our Annual Shareholders’ Meeting, their executed vote by proxy by submitting a revised vote by proxy bearing a later date. Attendance at our 2005 Annual Shareholders’ Meeting without voting by ballot will not revoke a shareholders’ previously submitted vote by proxy.

Direct Ownership

For the purpose of determining how to vote your shares at our 2005 Annual Shareholders’ Meeting, you are deemed to have “Direct ownership” over your Mannatech shares if you hold your original stock certificates directly in your name, which is typically evidenced by your receipt of all of Mannatech’s mailings directly from either Mannatech, or its transfer agent – EquiServe Trust Company N.A.

Beneficial Ownership

For the purposes of determining how to vote your shares at our 2005 Annual Shareholders’ Meeting, you are deemed to have “beneficial ownership” over your Mannatech shares if you 1) deposited your stock certificates with a broker; 2) purchased your Mannatech shares directly through a broker; or 3) sent your stock certificates to a broker to be deposited into your brokerage account. Beneficial ownership is typically evidenced by a shareholder receiving all of Mannatech’s mailings from either their broker or through their broker’s solicitor, which is usually ADP Proxy Services. As a beneficial owner, a shareholder still owns their shares, but Mannatech’s transfer agent does not have access to any list of individual shareholders’ names from the various brokers. The only information Mannatech’s transfer agent has about shareholders who owns stock through brokers is the broker’s name, the aggregate total number of shares held by each broker on behalf of its clients, and the aggregate number of votes cast for any proposals.

WE CAUTION OUR SHAREHOLDERS THAT each brokerage firm has a unique set of voting instructions, which may differ from the instructions provided by Mannatech’s transfer agent. As a result, a shareholder should always read all the information provided in each of the proxy information packet(s) received and follow the specific voting instructions enclosed in each packet received in regard to applicable telephone numbers, Internet addresses, mailing addresses, and attending our Annual Shareholders’ Meeting.

If a shareholder receives more than one proxy information packet it means that shares are registered in more than one account. Again, remember that each proxy information packet may have different voting instructions, account or control numbers, mailing addresses, Internet addresses, and telephone numbers. As a result, each shareholder should be cautioned to use only the set of voting instructions, account and control numbers, addresses, and telephone numbers provided in each proxy information packet to ensure their vote is properly included in the tabulation of votes.

Beneficial shareholders are also instructed to read the proxy-voting card instructions given to them by each broker or each brokers’ solicitor prior to the meeting in order to obtain instructions on how to attend and vote at our 2005 Annual Shareholders’ Meeting. If the beneficial shareholder does not follow their brokers’ instructions, our transfer agent will not count their vote by ballot at our Annual Shareholders’ Meeting.

Tabulating the Votes

Representatives from Mannatech’s transfer agent, EquiServe Trust Company N.A. are responsible for tabulating all of the votes for Mannatech’s 2005 Annual Shareholders’ Meeting. The presence, in person, or by proxy-vote, of the holders of at least a majority of shares of our common stock outstanding as of the record date is necessary to have a quorum for Mannatech’s 2005 Annual Shareholders’ Meeting. Abstentions and broker “non-votes,” if any, will be counted as present for purposes of determining a quorum for Mannatech’s 2005 Annual Shareholders’ Meeting. A broker “non-vote” occurs when brokers or nominees return a properly executed proxy but do not vote on a particular matter because they have no discretionary power to vote and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon. If a proxy-voting card is signed by the shareholder but submitted without providing specific voting instructions, the shareholder’s vote will be counted as a vote “FOR” each of the proposals.

For Proposal 1 – The four nominees receiving the highest number of “FOR” votes from the shares present in person or represented by proxy-votes at our 2005 Annual Shareholders’ Meeting and entitled to vote and cast at our 2005 Annual Shareholders’ Meeting will be elected as Directors. The shares represented by the enclosed proxy-voting card will be voted “FOR” all of the nominees, unless the shareholder specifies differently. To specify differently the shareholder must check either the box “FOR ALL NOMINEES EXCEPT” or “WITHHELD.” If the shareholder checkmarks the “FOR ALL NOMINEES EXCEPT” box, the shareholder should then list the names of the nominee(s) they wish to vote against in the space provided. If the shareholder checkmarks the “WITHHELD” box, the shareholder’s vote will be considered a vote against all of the named nominees. Because Proposal 1 is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal 1.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at Mannatech’s 2005 Annual Shareholders’ Meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot the shareholder will need to checkmark either the “WITHHELD” box or the “FOR ALL NOMINEES EXCEPT” box on the ballot and then list the names of the nominees they wish to vote against in the space provided. The shareholder is allowed to write-in only as many nominees as the shareholder has voted against. For example, if there are a total of three nominees listed on the ballot and the shareholder wishes to withhold their vote for two of the three nominees then the shareholder should list the names of the two nominees for whom the vote is withheld and write-in up to two additional names for nominees to Mannatech’s Board of Directors.

For Proposal 2 – the ratification of the appointment of our independent registered public accounting firm, “ABSTENTIONS” will be counted as a vote “against” the appointment of our independent registered public accounting firm. The ratification of the appointment of our independent registered public accounting firm requires a “FOR” vote from a majority of shares present or represented by proxy votes entitled to vote at Mannatech’s 2005 Annual Shareholders’ Meeting. Because Proposal 2 is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal 2.

MANNATECH’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.

Solicitation of Proxy-Votes

Mannatech may solicit proxy-votes through the mail, in person, and by telecommunications. Mannatech will bear all expenses in preparing, printing, and mailing the proxy materials to its shareholders.

Admission and Voting at Our Annual Shareholders’ Meeting

Voting at Mannatech’s 2005 Annual Shareholders’ Meeting is limited to shareholders of record having evidence of ownership as of the record date. If your securities are not held in your name, Mannatech may require you to show evidence of your ownership at the meeting. Evidence typically includes your proxy-voting card or your brokerage statement showing proof of stock ownership as of the close of business on April 19, 2005. At the meeting, shareholders will be given a ballot upon verification of stock ownership.

Mannatech will tape the meeting in its entirety and therefore, Mannatech will not allow any other cameras or recording equipment in the meeting room. As a courtesy and as time permits, Mannatech will provide a brief question and answer period for its shareholders of record.

Direct shareholders will be given ballots upon verification of stock ownership. Remember that beneficial shareholders must obtain a power of attorney form or legal proxy from their broker prior to the meeting in order for a vote by ballot to be counted at our meeting. Beneficial shareholders are urged prior to the meeting, to read their proxy-voting card instructions on how to attend and vote at our Annual Shareholders’ Meeting, as well as contact their broker prior to the meeting to ensure they obtain the proper paperwork in order to vote at our meeting. If the beneficial shareholder does not follow his or her brokers’ instructions, our transfer agent will not count their vote by ballot at our Annual Shareholders’ Meeting. The instructions are usually located on the back of the proxy-voting card.

Shareholder Procedures for Nominating Board Members or Introducing Proposals

For the 2005 Annual Shareholders’ Meeting

For Mannatech’s 2005 Annual Shareholders’ Meeting, the deadline for recommending a nominee for nomination to Mannatech’s Board of Directors and for introducing proposals to be included in this proxy information package expired on December 28, 2004. A shareholder of record is prohibited from writing in nominees for Mannatech’s Board of Directors on their proxy-voting card. However, a shareholder of record may write-in nominees for Mannatech’s Board of Directors on their ballot at our 2005 Annual Shareholders’ Meeting by following the instructions outlined above on page 3, under the heading “Tabulating the Votes.” Mannatech reserves its right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Subject and pursuant to Rule 14a-4(c) (1) under the Securities Exchange Act of 1934, as amended, Mannatech has not been given notice of any shareholder proposals intended to be presented at Mannatech’s 2005 Annual Shareholders’ Meeting without inclusion in its proxy statement. Because Mannatech did not receive notice of any shareholder proposals intended to be presented at our 2005 Annual Shareholders’ Meeting by March 13, 2005, your properly executed proxy card will confer discretionary authority on the holder of your proxy to vote your shares in the manner the holder so chooses on any such shareholder proposals presented at our 2005 Annual Shareholders’ Meeting. Mannatech’s Board of Directors reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Mannatech did not receive any nominees for directors from shareholders or shareholder proposals for its 2005 Annual Shareholders’ Meeting.

For the 2006 Annual Shareholders’ Meeting

Under Mannatech’s Fourth Amended and Restated Bylaws, dated August 8, 2001, our Nominating and Governance Committee of our Board of Directors recommends all candidates for nomination to Mannatech’s Board of Directors. If a shareholder would like Mannatech’s Nominating and Governance Committee to consider specific candidates for nomination to its Board of Directors, a shareholder should deliver written notice to Mannatech’s Chief Financial Officer at its United States corporate headquarters, located at 600 S. Royal Lane, Suite 200, Coppell, TX. 75019, or fax (972) 471-5848. Written notice of such proposed candidates for Director should be delivered no later than December 28, 2005 to allow Mannatech’s Board of Directors time to consider such persons for nomination at its 2006 Annual Shareholders’ Meeting. The written notice should include the candidates’ full name, age, biographical background, and qualifications. The Chief Financial Officer will forward all written notices to Mannatech’s Nominating and Governance Committee. Mannatech’s Nominating and Governance Committee consists of a total of four directors, three of whom are independent Directors and one who is a non-independent director. Mannatech’s Nominating and Governance Committee reviews each proposed candidate and submits a recommended list of proposed candidates to Mannatech’s Board of Directors. Mannatech’s Board of Directors then approves a list of proposed candidates, which are the only nominees that are listed on its ballot, its proxy-voting card, and in its proxy statement on Schedule 14A. Mannatech expects to file its 2006 proxy statement with the United States Securities and Exchange Commission on or before April 28, 2006.

Proposals by shareholders that comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934, intended to be presented at Mannatech’s 2006 Annual Shareholders’ Meeting must be delivered in writing to Mannatech’s Chief Financial Officer at its United States corporate offices, on or before December 30, 2005, in order to be eligible for inclusion in Mannatech’s 2006 proxy statement and proxy-voting card.

Subject to and pursuant to Rule 14a-4(c) (1) under the Securities Exchange Act of 1934, if a shareholder proposal is intended to be presented at Mannatech’s 2006 Annual Shareholders’ Meeting without inclusion in its 2006 proxy statement and notice of such proposal is not submitted in writing to Mannatech’s Chief Financial Officer by March 15, 2006, then with regard to any such shareholder proposals, a properly executed proxy card for Mannatech’s 2006 Annual Shareholders’ Meeting will confer discretionary authority on the holder of a shareholder’s proxy to vote such shareholder’s shares in the manner the proxy holder so chooses. However, Mannatech’s Board of Directors reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A copy of Mannatech’s Fourth Amended and Restated Bylaws, dated August 8, 2001, may be obtained upon written request to Mannatech’s General Counsel, Ms. Bettina Simon, at Mannatech, Incorporated, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019 or by reviewing the Bylaws in Exhibit 99.1 of Mannatech’s Form 8-K filed with the United States Securities and Exchange Commission on August 22, 2001.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board of Directors, divided into three staggered classes – I, II, and III. The terms of office for each of these classes are scheduled to expire on the dates of our Annual Shareholders’ Meeting in 2006, 2007, and 2005, respectively. At our 2005 Annual Shareholders’ Meeting, one Class I Director who was appointed by our Board of Directors on October 6, 2004 to fill a vacancy on the Board which was caused by an increase in the size of the Board, and three Class III Directors are up for election.

Nominees

Donald A. Buchholz is the nominee for the Class I Director. Our Board of Directors increased the size of our Board and appointed Mr. Buchholz to fill the vacancy on our Board caused by such increase on October 6, 2004. The three Class III Director nominees to be elected at our 2005 Annual Shareholders’ Meeting are Messrs. Terry L. Persinger, Alan Kennedy, and John Axford, BSc, MD, FRCP. Once elected our Class I Director term will expire on the earlier of the date of our 2007 Annual Shareholders’ Meeting or the date of his disqualification, resignation, death, or removal. Once elected our Class III Directors’ terms will expire on the earlier of the date of our 2008 Annual Shareholders’ Meeting or the date of their disqualification, resignation, death, or removal.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES. A “FOR” VOTE ON A PROXY OR BALLOT WILL BE SO VOTED UNLESS A CONTRARY VOTE IS INDICATED BY THE SHAREHOLDER. CLASS III DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF OUR COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT OUR MEETING.)

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholder ratification of the selection of Mannatech’s independent registered public accounting firm is not required by Mannatech’s Articles of Incorporation or Bylaws, as amended, or other applicable legal requirements. However, Mannatech’s Board of Directors, as a matter of good corporate governance, has always sought shareholder ratification of the appointment of our independent registered public accounting firm. For the fiscal year ending December 31, 2005, the Board is seeking shareholder ratification of the appointment of Grant Thornton LLP as its independent registered public accounting firm.

Our Audit Committee appoints Mannatech’s independent registered public accounting firm on an annual basis. The decision is based on a number of factors including the scope of the audit, the independence of the auditors, estimated audit fees, and non-auditing services that are performed by the independent registered public accounting firm. PricewaterhouseCoopers LLP served as Mannatech’s independent registered public accounting firm and has audited our consolidated financial statements, as well as provided certain tax and consulting services since 1997. On April 27, 2005, Mannatech informed PricewaterhouseCoopers LLP that at its meeting on April 27, 2005, Mannatech’s Audit Committee approved the dismissal of PricewaterhouseCoopers LLP as Mannatech’s independent registered public accounting firm upon completion of PricewaterhouseCoopers LLP’s quarterly review of Mannatech’s consolidated financial statements for the quarter ended March 31, 2005.

On April 27, 2005, Mannatech’s Audit Committee engaged Grant Thornton LLP as its new independent registered public accounting firm for the year ending December 31, 2005, subject to Grant Thornton LLP’s completing its customary client acceptance procedures.

The reports of PricewaterhouseCoopers LLP on our consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. During the years ended December 31, 2004 and 2003 and through April 27, 2005, Mannatech had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference thereto in its reports on Mannatech’s consolidated financial statements for such years.

During the years ended December 31, 2004 and 2003, and through April 27, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).

During the years ended December 31, 2004 and 2003, and through April 27, 2005 (the date Grant Thornton LLP accepted its appointment), Mannatech did not consult with Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives from both PricewaterhouseCoopers LLP and Grant Thornton LLP will also attend our 2005 Annual Shareholders’ Meeting and will have the opportunity to make statements if they so desire, and will also be available to respond to any appropriate questions from Mannatech’s shareholders.

Pre-Approval Policies and Procedures

All services provided by our independent registered public accounting firm must be preapproved by Mannatech’s Audit Committee. The non-audit services specified in Section 10-A(g) of the Securities Exchange Act of 1934 may not be provided by our independent registered public accounting firm.

Each year, the approval of the estimated annual audit, audit-related, and routine tax services takes place at the Audit Committee meeting. In addition, during the course of the year requests for unforeseen or additional allowable services to be provided by our independent registered public accounting firm must be preapproved by Mannatech’s Audit Committee, except for those qualifying for the de minimis exception. The de minimis exception provides that the pre-approval requirements for certain non-audit services may be waived if:

•	the aggregate amount of such non-audit services provided to Mannatech constitutes not more than 5% of the total fees paid by Mannatech to its independent registered public accounting firm in the calendar year that such non-audit services are provided;

•	such services were recognized by Mannatech as non-audit services at the time they were provided; and

•	such services are promptly brought to the attention of the Audit Committee.

The Audit Committee may delegate to its Chairman of the Audit Committee the authority to grant preapprovals. In such event, the decisions of the Chairman regarding preapprovals will then be presented to the full Audit Committee at the next scheduled meeting.

Our independent registered public accounting firm provides a revised estimate for the year, by project, for all planned and approved services to the Chief Financial Officer prior to each regularly scheduled Audit Committee meeting, which is then reviewed at the Audit Committee meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

For the years ended December 31, 2003 and 2004, the following fees were billed to Mannatech by its independent registered public accounting firm, PricewaterhouseCoopers LLP, for the fiscal year ended December 31, as follows:

Type of Service	2003	2004
	(in thousands)
Audit Fees, including its audit of Mannatech’s consolidated financial statements and its annual report on Form 10-K, assessment of Mannatech’s internal controls over its financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of its quarterly financial statements and quarterly reports filed on Form 10-Q, and international statutory audits.	$261	$1,342
Audit-Related Fees, including professional services rendered in connection with Sarbanes-Oxley 404 readiness assistance.	8	63
Tax Fees, including fees for tax services, tax advice, transfer pricing, state, and international tax consultation.	160	94
All Other Fees, related to all other services including expatriation issues, and miscellaneous consulting and advisory services.	45	95

Total Fees(1)	$474	$1,594

(1)	The increase in 2004 fees was primarily related to services in connection with Section 404 of the Sarbanes-Oxley Act of 2002 and consulting related to international expansion.

The de minimis exception described above was not used for any fees paid to PricewaterhouseCoopers LLP in 2003 and 2004 as all fees were pre-approved by Mannatech’s Audit Committee. Mannatech was advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of its firm, have any direct or indirect financial interest in any capacity in Mannatech. The members of Mannatech’s Audit Committee believe that the payment of all fees set forth above does not prohibit PricewaterhouseCoopers LLP from maintaining its independence.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005. A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP BY PROXY OR BALLOT WILL BE SO VOTED UNLESS A CONTRARY VOTE IS INDICATED BY THE SHAREHOLDER. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHAREHOLDERS OF OUR COMMON STOCK REPRESENTED IN-PERSON OR BY PROXY IS REQUIRED TO RATIFY THE APPOINTMENT OF OUR AUDITORS.)

SUMMARY OF ALL DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding Mannatech’s Executive Officers and Directors, including their ages as of April 1, 2005:

Name	Age	Position
Samuel L. Caster	54	Chairman of the Board and Chief Executive Officer
Terry L. Persinger	60	President, Chief Operating Officer, and Director
Stephen D. Fenstermacher	52	Senior Vice President of Accounting and Chief Financial Officer
Bill H. McAnalley, Ph.D.	60	Senior Vice President of Research & Product Development and Chief Science Officer
Bettina S. Simon	55	Senior Vice President, General Counsel, and Corporate Secretary
Cynthia L. Tysinger	47	Senior Vice President and Chief Information Officer
Steven W. Lemme	49	Senior Vice President of Sales and Marketing
John F. Crowley	58	President of International Operations
Eileen M. Vennum	58	Senior Vice President of Research and Development Administration
Jeffrey P. Bourgoyne	43	Senior Vice President of Supply Chain and Associate Care
J. Stanley Fredrick	66	Lead Director
Alan D. Kennedy	74	Independent Director
John S. Axford, BSc, MD, FRCP	51	Independent Director
Gerald E. Gilbert	71	Independent Director
Patricia A. Wier	67	Independent Director
Donald A. Buchholz	76	Independent Director
Marlin Ray Robbins	58	Director

The following biographical information about Mannatech’s Directors and Executive Officers listed above is in alphabetical order:

John Stewart Axford, BSc, MD, FRCP has served as a Class III Independent Director since 2002. Dr. Axford’s current term as Director expires in 2005. Since 1999, Dr. Axford has served as the President of the Royal Society of Medicine, Section of Clinical Immunology and Allergy and has performed certain clinical studies and research for Mannatech. Since 1990, Dr. Axford has been a member of the Faculty at St. George’s Hospital Medical School, University of London, and is serving as Senior Lecturer in Rheumatology, as well as a Consultant and Reader in Rheumatology and Clinical Immunology since 1998. Dr. Axford also serves on the editorial Boards of three medical journals and on numerous medical and health related committees. Dr. Axford has lectured extensively throughout the United States, the United Kingdom, Europe, Australia, and Asia and has authored and co-authored over 50 published peer-reviewed scientific papers, over 100 published abstracts and letters and two best-selling medical textbooks. Dr. Axford is actively involved with research in Rheumatology and served as Chairman of the 2000 Royal Society of Medicine Conference, Glycobiology and Medicine, held in London. Dr. Axford received a Bachelor of Medicine degree and Bachelor of Surgery degree from University College in London, England. In 1989, Dr. Axford was chosen as a Fulbright Scholar and has performed various immunology research at Tuft’s University in Boston, Massachusetts. In 1990, Dr. Axford completed his research thesis in arthritic diseases and in 1991 was awarded his M.D. with a Specialist Accreditation in Rheumatology and Immunology. Currently, Dr. Axford is the principal investigator for two three-year clinical trials funded by Mannatech at St. George’s Hospital.

Jeffrey Bourgoyne joined Mannatech in December 1996 to serve as Mannatech’s Director of Distribution. In October of 1998, Mr. Bourgoyne was promoted to Vice President of Operations and in November 2000 was again promoted to Senior Vice President of Supply Chain and Associate Care. From 1995 to 1996, Mr. Bourgoyne served as Facility Manager for DSC Logistics, a Chicago based, national third party logistics company serving major consumer products companies. From 1989 to 1995, Mr. Bourgoyne served in several management positions with Abbott Laboratories, (NYSE symbol ABT) a publicly traded, global health care company engaged in the discovery, development, manufacture and marketing of pharmaceuticals, nutritionals, and medical products. Mr. Bourgoyne received a B.S. degree in Management with a minor in Economics from the University of New Orleans in New Orleans, Louisiana and an M.B.A. degree in Operations Management from Lake Forest Graduate School of Management in Lake Forest, Illinois. Mr. Bourgoyne earned a Certified Purchasing Manager designation from the Institute of Supply Management and is a member of the Warehousing Research and Education Council and the Institute of Supply Management.

Donald A. Buchholz was appointed by Mannatech’s Board of Directors as a Class I Independent Director on October 6, 2004. Mr. Buchholz’s current term as Director expires in 2006. Mr. Buchholz has served as Chairman of the Board of Directors of Southwest Securities Group, (SWS Group, Inc, NYSE symbol SWS), since 1972. Mr. Buchholz also founded SWS Group, Inc., a Dallas-based New York Stock Exchange member. Additionally, Mr. Buchholz has served on the Board of Directors of U.S. Home Systems, Inc. (NASDAQ symbol USHS) since 2002 and has served on the Board of Directors of Southwest Securities Bank (formerly First Savings Bank) since 1992. Mr. Buchholz is active in community affairs and has served as a member of the Dallas County Community College Foundation Board since 1978, as a member of the North Texas Foundation Board since 1999, and as a member of the Board of Advisors for the University of North Texas College of Business Administration since 2002. Since 2002, Mr. Buchholz has also served as a Director of the National Center for Policy Analysis, a nonprofit, nonpartisan public policy research organization based in Dallas, Texas. Mr. Buchholz is a retired licensed Certified Public Accountant and received a B.B.A. degree in Accounting from the University of North Texas in Denton, Texas.

Samuel L. Caster co-founded Mannatech and as of April 1, 2005, directly owned 20.2% of Mannatech’s common stock. Mr. Caster served as Mannatech’s President and as a Director on its Board of Directors from November 1993 until his resignation on March 31, 2000. From June 1, 2000 through March 4, 2002, Mr. Caster provided Mannatech with various consulting services related to its associates’ needs and developed Mannatech’s global associate career and compensation plan. In August 2000, Mr. Caster was reappointed to serve as a Class II Director on Mannatech’s Board of Directors. From June 4, 2001 to March 4, 2002, Mr. Caster also served as Co-Chairman of Mannatech’s Board of Directors and since March 5, 2002 has served as its Chairman of the Board. Mr. Caster’s current term as Director expires in 2007. On April 15, 2003, Mr. Caster was elected Mannatech’s Chief Executive Officer. Mr. Caster has over 25 years experience with various network-marketing and direct selling companies. In 1999, Mr. Caster co-founded MannaRelief, a non-profit international ministry formed to help supply food supplements to at-risk children by working with other ministries, non-profit organizations, and missionaries throughout the world. Mr. Caster is the brother-in-law of Mr. Donald Herndon, who serves as Mannatech’s Vice President of Field Services. Mr. Herndon is the brother-in-law of Mr. Terry Persinger, who serves as Mannatech’s President, Chief Operating Officer, and is also a Board member.

John F. Crowley joined Mannatech in December 2001 to serve as Mannatech’s President of International Operations. From 1997 to 2001, Mr. Crowley served as Executive Vice President of Avon/Betterware Joint Venture Businesses, (NYSE symbol AVP), and from 1995 to 1997, served as President and Managing Director of Betterware U.K. Ltd. From 1992 to 1995, Mr. Crowley served as President of Roselight, Inc., a start-up direct selling company specializing in decoratives and gifts. Mr. Crowley has also served in various management positions with another direct selling company, Princess House, Inc., a distributor of dinnerware. Mr. Crowley received a B.S.B.A. degree in Sociology and Business Administration from Stonehill College in North Easton, Massachusetts and has completed a variety of business courses at Harvard University, Boston University, American Management Association, and Harbridge House. Mr. Crowley also serves on the Direct Selling Association CEO Advisory Committee and on its International Council.

Stephen D. Fenstermacher joined Mannatech in November 1998 to serve as Mannatech’s Vice President of Accounting and Controller. In October 1999, Mr. Fenstermacher was named Senior Vice President and Chief Financial Officer. From January 1998 to October 1998, Mr. Fenstermacher was a consultant for Kibel, Green, Issa, Inc., a crisis management firm specializing in turnaround strategy and consulting. From April 1995 to October 1997, Mr. Fenstermacher served as Executive Vice President and Chief Financial Officer for The Johnny Rockets Group, Inc., a corporate and franchise restaurant chain. From 1991 to 1995, Mr. Fenstermacher served as Chief Executive Officer and Chief Financial Officer for On the Border Cafes, Inc., and was instrumental in working on its acquisition by Brinker International, Inc. (NYSE symbol EAT) Mr. Fenstermacher received a B.A. degree in Government with a minor in Life Sciences from the University of Notre Dame in Notre Dame, Indiana and received an M.B.A. degree in Finance and Accounting from the University of Pittsburgh, in Pittsburgh, Pennsylvania.

J. Stanley Fredrick has served as a Class II Director on Mannatech’s Board of Directors since September 2001 and as of April 1, 2005, owned 11.7% of Mannatech’s common stock. In November 2003, Mr. Fredrick was elected to serve as the Lead Director for Mannatech’s Board of Directors. Mr. Fredrick’s current term as Director expires in 2007. Mr. Fredrick currently is the owner of Fredrick Consulting Services, which provides consulting services to the direct selling industry. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, which is a boutique bank that provides certain financial resources to its customers. Mr. Fredrick also serves on the Professional Bank Audit Committee and Compensation Committee. Mr. Fredrick also co-founded Cameo Couture, Inc., which operated as Colesce Couture, a distributor of intimate apparel, and co-founded Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company and served as a consultant to them from 1994 until the bank was sold in 2000. Mr. Fredrick has been actively involved for over 30 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. Mr. Fredrick has served on the Direct Selling Association’s Board and various committees of their Board. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, served as Chairman of the Direct Selling Education Foundation. Mr. Fredrick has many accomplishments including being inducted into the Direct Selling Association’s highest honor, the “Hall of Fame,” and into the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. degree in English from Central State University in Edmond, Oklahoma.

Gerald E. Gilbert has served as a Class I Independent Director since June 2003. Mr. Gilbert’s current term as Director expires in 2006. From 1968 until his retirement in December 2002, Mr. Gilbert practiced law with the international law firm of Hogan and Hartson L.L.P. Mr. Gilbert’s legal and business expertise includes international trade, national trade associations, and various areas of consumer products. From 1968 to 1999, Mr. Gilbert served as General Counsel to the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. Mr. Gilbert was the recipient of the “Hall of Fame Award,” which is the Direct Selling Association’s highest honor. Mr. Gilbert also served as General Counsel to the World Federation of Direct Selling Associations and the Tropical Forest Foundation. Mr. Gilbert served in the U.S. Naval Reserve from 1956 to 1992 and was promoted to Rear Admiral (Two Stars), the top ranking officer in the Naval Reserve JAG Corps. During his distinguished military service, Mr. Gilbert received numerous awards, including the “Legion of Merit”. Mr. Gilbert is also a Past National President of the Federal Bar Association. Mr. Gilbert received a B.A. from Denison University in Granville, Ohio and a Juris Doctor from the University of Virginia School of Law in Charlottesville, Virginia. Mr. Gilbert is a member of the State Bars of Virginia and the District of Columbia, and is admitted to practice before the United States Supreme Court.

Alan D. Kennedy has served as a Class III Independent Director since June 2002. Mr. Kennedy’s current term as Director expires in 2005. Mr. Kennedy has over 30 years experience with various direct selling companies. From 1996 until his retirement in December 2001, Mr. Kennedy served as President Worldwide for Tupperware Corporation, (NYSE symbol TUP), a publicly-traded company that distributes and sells various products in over 100 countries, primarily through direct-selling channels. Since retiring, Mr. Kennedy continues to serve as a consultant to Tupperware. From 1989 to 1996, Mr. Kennedy served as President and Chief Executive Officer of Nature’s Sunshine Products, Inc., (NASDAQ symbol NATR), a publicly-traded, network marketing company that manufactures and markets nutritional and personal care products worldwide. From 1986 to 1989, Mr. Kennedy provided various consulting services to several direct selling companies. From 1982 to 1986, Mr. Kennedy served as Vice President of Sales Development for Avon Products, Inc., (NYSE symbol AVP), a publicly-traded, multinational manufacturer and distributor of cosmetics, toiletries, jewelry, chemicals and clothing. Mr. Kennedy received a B.A. degree, with honors, in Economics from Colgate University in Hamilton, New York. Mr. Kennedy has many professional affiliations including serving as Chairman of the Direct Selling Association from 1995 to 1996 and serving as Chairman of the Direct Selling Educational Foundation from 1996 to 1997. In 2004, Mr. Kennedy was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.” Mr. Kennedy serves on the Board of the Direct Selling Educational Foundation and also serves on the Board of Regents for Mercersburg Academy, a private secondary school in Mercersburg, Pennsylvania.

Steven W. Lemme joined Mannatech in May 2003 to serve as Mannatech’s Senior Vice President of Sales and in November 2003 was promoted to Senior Vice President of Sales and Marketing. Mr. Lemme has also worked as an independent associate of Mannatech since 1996. From 1990 to 1996, Mr. Lemme served as President for the H Window Company, a division of the Norwegian Company Spilka, which is a window and patio door manufacturer. From 1981 until 1990, Mr. Lemme served as Assistant to the President for Molex Incorporated, (NASDAQ sumbol MOLX), a publicly-traded company and the world’s leading international manufacturer of electrical equipment for the electronics industry. While at Molex, Mr. Lemme served in various positions in manufacturing, accounting and finance for Molex’s domestic and european operations. Mr. Lemme received a B.A. degree in Biology and Chemistry from Lawrence University in Appleton, Wisconsin, and received an M.B.A. from Keller Graduate School of Management, in Chicago, Illinois. Mr. Lemme also attended the Advanced Management Training Program at Harvard University and has experience in international sales, manufacturing, distribution, and finance.

Bill H. McAnalley, Ph.D. joined Mannatech in August 1996 to serve as Mannatech’s Director of Research, Development and New Products and in May 1997, began serving as Mannatech’s Chief Science Officer. From March 1995 to July 1996, Dr. McAnalley served as a research and development consultant to Mannatech. From March 1987 to February 1995, Dr. McAnalley served as Vice President of Research and Product Development for Carrington Laboratories, Inc. (NASDAQ symbol CARN), a publicly-traded pharmaceutical research, development and manufacturing company, which manufactures Manapol®, a raw material included in the majority of Mannatech’s products. Dr. McAnalley received a B.S. degree in Mathematics from Angelo State University in San Angelo, Texas, a Master of Science degree in Chemistry and Biology from New Mexico Highlands University in Las Vegas, New Mexico, and received a Ph.D. in Pharmacology and Toxicology from the University of Texas Health Science Center in Dallas, Texas. Dr. McAnalley obtained his post-doctoral training in Forensic and Clinical Toxicology from the Dallas Institute of Forensic Science, as well as from the Southwestern Medical School Program at Parkland Hospital in Dallas, Texas. Dr. McAnalley is a member of the National Institutes of Health and the National Science Foundation.

Terry L. Persinger joined Mannatech in November 1999 to serve as its Executive Vice President, Chief Operating Officer, and a Class III Director. Mr. Persinger’s current term as Director expires in 2005. Mr. Persinger has served as Mannatech’s President since May 2000. From 1968 until his retirement in August 1999, Mr. Persinger was employed by Goodyear Tire and Rubber Company (NYSE symbol GT), a publicly-traded company and, international manufacturer of tires and rubber products. From January 1995 to August 1999, served as Goodyear’s Vice President and General Manager of Engineered Products. Mr. Persinger received a B.S. in Chemical Engineering from the University of Cincinnati, in Cincinnati, Ohio, is a graduate of the PMD management program at Harvard University, and also completed management training at Northwestern Kellogg School of Business, in Evanston, Illinois. Mr. Persinger is the brother-in-law of Mr. Donald W. Herndon, Mannatech’s Vice President of Field Services. Mr. Herndon is the brother-in-law of Mr. Samuel L. Caster, Mannatech’s Chairman of the Board and Chief Executive Officer.

Marlin Ray Robbins co-founded Mannatech, is a high-level independent associate, and as of April 1, 2005 owned 7.5% of Mannatech’s common stock. Mr. Robbins has served as a Class I Director on Mannatech’s Board of Directors since June 2001. Mr. Robbins current term as Director expires in 2006. Mr. Robbins has over 25 years experience with various network-marketing and direct selling companies. Mr. Robbins holds multiple positions in Mannatech’s global associates’ incentive network-marketing system and is considered an expert regarding issues and critical needs related to building the success of Mannatech’s independent associates. Mr. Robbins has published a book related to his experience as a Mannatech associate entitled “You Can Too”. Mr. Robbins also helped to develop Mannatech’s global associate career and compensation plan. Mr. Robbins received a B.S. degree in Biology and Chemistry from Southwest Texas State University in San Marcos, Texas.

Bettina S. Simon joined Mannatech in October 2001 to serve as Mannatech’s General Counsel and Senior Vice President. Ms. Simon was appointed as Mannatech’s Corporate Secretary in November 2001. From 1998 to 2000, Ms. Simon served as Vice President, General Counsel, and Corporate Secretary for Home Interiors and Gifts, Inc., a direct seller and manufacturer of home decorative accessory products. From 1995 to 1998, Ms. Simon was a partner with the law firm, Simon and Simon. From 1983 to 1995, Ms. Simon served as Assistant General Counsel and Assistant Secretary for Zale Corporation (NYSE symbol ZLC), a publicly-traded company and North America’s largest specialty retail jewelry chain. Ms. Simon received a B.F.A. degree, with honors in Journalism, from Southern Methodist University in Dallas, Texas and a Juris Doctor from Southern Methodist University School of Law in Dallas, Texas. Ms. Simon is a member of the State Bar of Texas, where she has been accepted as a member of the College of the State Bar of Texas. Ms. Simon is also a member of the American and Dallas Bar Associations, a member of the American Corporate Secretary’s Society, and a member of the Texas General Counsel Forum. Ms. Simon also serves on the Direct Selling Association’s Government Relations Committee.

Cynthia L. Tysinger joined Mannatech in October 2000 to serve as Mannatech’s Vice President and Chief Information Officer. In June 2003, Ms. Tysinger was promoted to Senior Vice President. Ms. Tysinger also worked as an independent associate of Mannatech from March 1996, through September 2000. From May 1997 to October 2000, Ms. Tysinger served as the Director of Engineering Services for Technology Concepts and Design, Inc., a design, development, database management and engineering company. While employed by Technology Concepts and Design, Inc., Ms. Tysinger was a consultant to Mannatech and one of the lead system designers that developed Mannatech’s database website, www.GlycoScience.org. From July 1992 to May 1997, Ms. Tysinger served as the Program Control Manager for GTE Information Systems, which was a division of GTE Corp and was acquired by Verizon Corporation (NYSE symbol VZ), a publicly traded, global telecommunication company. Ms. Tysinger attended Northern Virginia Community College, in Fairfax, Virginia. Ms. Tysinger is a member of the Direct Selling Association’s Technology Council and a member of the CIO Oval Program, Forrester Research Group. Ms. Tysinger has over 20 years of experience in the information systems and Internet technologies fields including working in various management positions for the United States Department of Defense, Boeing Co., and Hughes Aircraft.

Eileen M. Vennum joined Mannatech in January 1997 and until January 1998 served as Mannatech’s Director of Regulatory Affairs. From January 1998 until June 1999, Ms. Vennum served as Mannatech’s Executive Director of Regulatory Affairs and in July 1999 was promoted to Vice President of Regulatory Affairs. In November 2003, Ms. Vennum was promoted to Mannatech’s Senior Vice President of Research and Development Administration and also serves as editor-in-chief of Mannatech’s website www.GlycoScience.org. From 1988 until 1996, Ms. Vennum served as Director of Regulatory Affairs, Document Control and Technical Editor for Carrington Laboratories, Inc.(NASDAQ symbol CARN), a public pharmaceutical research, development and manufacturing company. Ms. Vennum attended David Lipscomb University in Nashville, Tennessee, Harding University in Searcy, Arkansas, and the University of Dallas in Dallas, Texas. Ms. Vennum holds a Regulatory Affairs Certified designation from the Regulatory Affairs Professional Society.

Patricia A. Wier has served as a Class II Independent Director and Chairman of Mannatech’s Audit Committee since October 2003. Mrs. Wier also serves on Mannatech’s Compensation and Stock Option Plan Committee, Nominating and Governance Committee, and the Qualified Legal Compliance Committee. Mrs. Wier’s current term as Director expires in 2007. Mrs. Wier currently owns Patricia Wier, Inc., which provides consulting services to various companies. Mrs. Wier served as President of Encyclopedia Britannica North American division, from 1986 until her retirement in 1994. Since 1991, Mrs. Wier has served on the Board of NICOR Inc., (NYSE symbol GAS), a publicly traded gas utility company, and served as Chairman of NICOR’s Audit Committee. Ms. Wier currently serves on NICOR’s compensation committee. Mrs. Wier received a B.A. in English Literature from the University of Missouri in Kansas City, Missouri and an M.B.A. in General Management from the University of Chicago in Chicago, Illinois. Mrs. Wier was a member of the Direct Selling Association from 1977 until 1994 and was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.”

Classes of Our Board of Directors

Nine Board members serve on Mannatech’s Board of Directors, which is divided into three classes serving staggered three-year terms expiring on the day of Mannatech’s Annual Shareholders’ Meeting. Five of Mannatech’s Directors are independent. The members of each of the classes and the expiration dates of their terms as of April 1, 2005 are as follows:

Class	Term Expiration	Directors
Class I	2006	Gerald E. Gilbert*, Marlin Ray Robbins, and Donald A. Buchholz*
Class II	2007	Samuel L. Caster, J. Stanley Fredrick, and Patricia A. Wier*
Class III	2005	Dr. John S. Axford*, Terry L. Persinger, and Alan D. Kennedy*

*	Independent Board Member

Mannatech’sr Board of Directors held five regular meetings and five special meetings during 2004. All of the Directors attended at least 75% of the Board of Directors meetings. Although Mannatech does not have a formal policy regarding attendance by Directors at its Annual Shareholders’ Meeting, it encourages and expects all of its Directors to attend its Annual Shareholders’ Meeting. All of Mannatech’s Directors attended its 2004 Annual Shareholders’ Meeting, which was held on June 7, 2004. Mannatech expects all of its Directors to attend its 2005 Annual Shareholders’ Meeting to be held on June 13, 2005.

Committees of Our Board of Directors

Mannatech’s Board of Directors has five committees with various functions. All Committee members attended at least 75% of their Committee meetings.

As of April 1, 2005, our Committee members included the following:

Director’s Name	Audit	Compensation and Stock Option Plan	Nominating and Governance	Qualified Legal Compliance	Science
Number of meetings held during 2004	11	5	4	4	5
Non-Employee Independent Directors:
Dr. John S. Axford M.D.					C
Donald A. Buchholz	X	X	X
Gerald E. Gilbert	X	X	X	C	X
Alan D. Kennedy	X	X	X	X	X
Patricia A. Wier	C	X		X
Non-Employee Directors:
J. Stanley Fredrick(1)		C(3)	C(3)
Marlin Ray Robbins					X
Employee Directors:
Samuel L. Caster(2)					X
Terry L. Persinger					X

C	Committee Chairman

#	Non-voting member, who attends the committee meeting and participates in the committee’s discussion, analysis and recommendations, but is prohibited from voting on any recommendations or motions before the committee.

(1)	Lead Director of the Board of Directors.

(2)	Chairman of the Board of Directors since April 15, 2003.

(3)	Pursuant to “the exceptional and limited circumstances” rules and regulations of the Nasdaq National Market.

Pursuant to National Association of Security Dealers Listing Standards Rule 4200, a company’s board of directors is allowed to appoint one non-independent member to serve up to two years as a member of its compensation committee and/or nominating committee. To qualify as a non-independent member under the “exceptional and limited circumstances rule”, among other things, neither the member or their family members can currently be an officer or employee of the company. Based upon this rule, Mannatech’s Board of Directors determined that J. Stanley Fredrick meets the qualifications of the “exceptional and limited circumstances rule” and appointed him as Chairman of its Compensation and Stock Option Plan Committee and its Nominating and Governance Committee, effective August 7, 2003. The Board, as well as its independent directors, believed it was important to appoint Mr. Fredrick to these Committees because he maintains a wealth of knowledge about Mannatech, its business objectives and goals; has expertise in both the direct selling industry and negotiating contracts and agreements, and is a major shareholder of Mannatech. The Board of Directors believes that Mr. Fredrick is instrumental in helping articulate Mannatech’s overall philosophy, culture, and future direction to the Committees, whose members have expertise in a variety of areas, but are all relatively new to Mannatech.

The Committees and their functions are as follows:

•	Audit Committee. Patricia A. Wier, Chairman, is designated as the Audit Committee financial expert, as defined in Item 401 of Regulation S-K under the Securities Exchange Act of 1934. Each of the voting Audit Committee members are independent as the term is defined in Rule 4200(a) (15) of the Nasdaq National Market listing standards. Mannatech’s Audit Committee is primarily responsible for approving all services provided by Mannatech’s independent registered public accounting firm, reviewing Mannatech’s annual audit results, and meeting with Mannatech’s independent registered public accounting firm to periodically review Mannatech’s internal controls, internal control over financial reporting, and financial management practices. Mannatech’s Audit Committee’s responsibilities are stated more fully in its amended and restated charter, which is published on Mannatech’s website at www.mannatech.com. Mannatech’s Audit Committee’s report, as required by the United States Securities and Exchange Commission rules, appears in this proxy statement on page 22.

•	Compensation and Stock Option Plan Committee. All of the Compensation and Stock Option Plan Committee members, except for Mr. Fredrick, are independent Directors. Mr. Fredrick is not independent, but the Compensation and Stock Option Plan Committee Charter allows Mr. Fredrick, a non-independent Director, to serve as a committee member for up to two years because he meets the requirements of the “exceptional and limited circumstances” rules of the Nasdaq Stock Market, as described above. None of Mannatech’s executive officers is serving as members of any board of directors or as a member of any other compensation committee for any other entity that has or has had one or more of their executive officers serving as a member of Mannatech’s Board of Directors or on its Compensation and Stock Option Plan Committee. Mannatech’s Compensation and Stock Option Plan Committee is primarily responsible for establishing all compensation for Mannatech’s executive officers and Directors, including salaries, bonuses, for granting stock options, and for administering Mannatech’s stock option plans. Mannatech’s Compensation and Stock Option Plan Committee’s responsibilities are stated more fully in its amended and revised charter, which is published on Mannatech’s website at www.mannatech.com. Mannatech’s Compensation and Stock Option Plan Committee’s report, as required by the United States Securities and Exchange Commission rules, appears in this proxy statement on page 24.

•	Nominating and Governance Committee. Mannatech’s Nominating and Governance Committee is comprised of four Directors, which include three independent Directors and one non-independent Director who meets the qualifications to serve on this Committee pursuant to the “exceptional and limited circumstances” rules of Nasdaq National Market as described above. Mannatech’s Nominating and Governance Committee is primarily responsible for reviewing and recommending nominees to its Board of Directors, developing plans regarding the size and composition of the Board, and developing management succession planning. The Nominating and Governance Committee recommends a list of nominees to Mannatech’s Board of Directors based on several factors, which include but are not limited to the following:

(1)	the experience level, mix of skills and other business qualities a potential nominee may possess;

(2)	the general experience and skill levels of current Board members;

(3)	the status of the nominee as “independent” under the Nasdaq’s listing standards and the rules and regulations of the United States Securities and Exchange Commission;

(4)	experience with accounting rules and practices; and

(5)	Verification of background, work and education.

Except as set forth herein this proxy statement, there is no stated minimum criteria for Director nominees, although Mannatech’s Nominating and Governance Committee considers such other factors as it may deem in its and its shareholders’ best interests. Mannatech’s Nominating and Governance Committee’s responsibilities are stated more fully in its charter, which is published on its website at www.mannatech.com. For additional information on nominating nominees to its Board of Directors see “Shareholder Procedures for Nominating Board Members or Introducing Proposals, beginning on page 5 of this proxy statement.

•	Qualified Legal Compliance Committee. Mannatech’s Qualified Legal Compliance Committee is comprised of three independent Directors. The Qualified Legal Compliance Committee is primarily responsible for establishing and maintaining policies and procedures to handle and investigate complaints, including whistleblower or other confidential complaints. The Qualified Legal Compliance Committee is also responsible for directing the investigation of complaints including advising its Board of Directors about the outcome of any complaints or any other legal matters. Mannatech’s Qualified Legal Compliance Committee charter is published on its website at www.mannatech.com.

•	Science Committee. Mannatech’s Science Committee is comprised of various members with research and development backgrounds. The Science Committee is primarily responsible for overseeing all of Mannatech’s product development aspects and setting the overall direction of Mannatech’s product research and development.

Shareholder Communication with Our Board of Directors

Mannatech requests that any shareholders interested in communicating directly with individual Directors or with its entire Board of Directors submit such correspondence in writing. However, Mannatech has set up a voicemail box in which voice messages can be left for the Board of Directors. The voice mail box telephone number is 972-471-6512. To submit correspondence to the Board of Directors, fax such correspondence to (972) 471-5848 or send by email to BoardofDirectors@mannatech.com; or mail written correspondence to Mannatech, Incorporated, Attention CFO, “For Mannatech’s Board of Directors”, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. Upon receipt, a copy of such correspondence will be given to the General Counsel and such correspondence will be delivered to Samuel Caster; Chairman of the Board. All correspondence to specific Board members will be delivered directly to the individual Board member. Mannatech’s Executive Officers and designated officials may be given access to such communications with its Board of Directors, except in instances in which the charters of Mannatech’s Committees require anonymity.

Compensation of Directors

During 2004, Mannatech compensated its non-employee members of its Board of Directors for serving and participating on its Board, for chairing its Committees, and for attending its Board and Committee meetings. Compensation for its Directors for 2004 was as follows:

	Board Member	Audit		Compensation	Nominating		Qualified Legal		Science
Paid through May 2005:
Chairman fee(1)	n/a	$20,000		$0	$0		$0		$20,000
Lead Director fee(1)	$100,000	n/a		n/a	n/a		n/a		n/a
Director Retainer(1)	$30,000	n/a		n/a	n/a		n/a		n/a
In-person meeting fee(2)	$1,000	$1,000	(3)	$1,000	$1,000		$1,000		$1,000	(4)
Telephonic meeting fee(5)	$500	$500	(3)	$500	$500	(3)	$500		$500	(4)
Beginning June 2005:
Chairman fee(1)	n/a	$20,000		$0	$0		$7,500		$20,000
Lead Director fee(1)	$100,000	n/a		n/a	n/a		n/a		n/a
Director Retainer(1)	$35,000	n/a		n/a	n/a		n/a		n/a
In-person meeting fee(6)	$1,500	$1,500	(7)	$1,500	$1,500	(8)	$1,500	(8)	$1,500	(9)
Telephone meeting fee(10)	$500	$500		$500	$500		$500		$500

(1)	The Chairman, Lead Director, and Director retainers are paid monthly during the calendar year.

(2)	In-person meeting fees are paid to certain independent Directors and to Mr. Robbins. Independent Directors include Messers. Buchholz, Gilbert, and Kennedy.

(3)	Mrs. Wier is paid in-person and telephonic meeting fees for attending board meetings and attending committee meetings except for attending the audit committee. Beginning with attending the fifth meeting held for the audit committee per year, Mrs. Wier is paid in-person fees and paid telephone meeting fees related to attending the audit committee meetings.

(4)	Dr. Axford is paid in-person and telephonic meeting fees for attending board meetings. Beginning with the fifth meeting held related to the Science Committee per year, Dr. Axford is paid in-person and telephone meeting fees related to attending the Science Committee meetings

(5)	Telephonic meeting fees are paid to certain independent Directors and to Mr. Robbins for attending Board and Committee meetings during the year. Independent Directors include Messers. Buchholz, Gilbert, and Kennedy.

(6)	In-person meeting fees are paid to certain independent Directors and to Mr. Robbins. Independent Directors include Messers. Buchholz, and Kennedy.

(7)	Mrs. Wier is paid in-person fees for attending board meetings and attending Committee meetings during the year except for attendance of the Audit Committee meetings.

(8)	Mr. Gilbert is paid in-person fees for attending board meetings and attending Committee meetings except for attendance of the Qualified Legal Compliance Committee meetings.

(9)	Dr. Axford is paid in-person fees for attending board meetings but not paid for attending any of the Science Committee meetings.

(10)	Telephonic meeting fees are paid to all independent Directors and to Mr. Robbins for attending Board meetings and Committee meetings. Independent Directors include Messers. Buchholz, Gilbert, Kennedy, Dr. Axford, and Mrs. Wier.

All Board members are reimbursed for any reasonable out-of-pocket travel expenses in connection with their travel to, and attendance at any of our Board of Directors meetings or Committee meetings.

On October 6, 2004, Mannatech’s Board of Directors granted Mr. Buchholz 25,000 stock options, which vest over three years and are exercisable at an exercise price of $18.69 per share. These options expire on October 5, 2014.

As part of the 2005 Compensation package, the Board of Directors approved a grant of 2,000 stock options for each of its five independent Directors on April 7, 2005. The five Directors who each received 2,000 stock options include Messrs. Axford, Buchholz, Gilbert, Kennedy, and Mrs. Wier. The exercise price of the stock options was $20.64, which was the fair market value of Mannatech’s stock at the close of business on the date of grant, April 7, 2005, and such stock options vest 25% each quarter through April 2006. The stock options expire on April 7, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires a company’s directors and executive officers, and persons who own more than 10% of its common stock to file initial reports of ownership and reports of changes in their beneficial ownership of its common stock with the Securities and Exchange Commission. Such persons are required by the Securities and Exchange Commission’s regulations to furnish Mannatech with copies of all Section 16(a) reports they file.

Based solely upon a review of such reports or written representations furnished to us that no other reports were required, Mannatech believes that during the year ended December 31, 2004, all of its Executive Officers, Directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for the following:

•	Jeff Bourgoyne filed a late Form 4 relating to the reporting of exercising stock options in January 2004;

•	Sam Caster filed a late Form 4 relating to the reporting of a gift of stock in May 2004;

•	Alan Kennedy filed a late Form 4 relating to his Family Trust reporting three stock purchases in May 2003;

•	Steven Lemme filed a late Form 4 relating to reporting a stock purchase in December 2004; and

•	Terry Persinger filed a late Form 4 relating to reporting two stock sales in November 2004.

Code of Ethics

In order to help assure the highest levels of business ethics at Mannatech, its Board of Directors adopted a Code of Ethics for its Executive Officers and Directors in 2003. The Code of Ethics is published on its website at www.mannatech.com. Any change in, or waiver from, and the grounds for such change or waiver of its Code of Ethics shall be promptly disclosed by publishing it on its corporate website – www.mannatech.com. Mannatech’s Code of Ethics applies to all of its Executive Officers and Directors. Mannatech’s Code of Ethics was designed to ensure that its business is conducted in a consistent legal and ethical manner and sets forth guidelines for all areas of professional conduct, including conflicts of interest, employment policies, protection of confidential information, and fiduciary duties.

EXECUTIVE COMPENSATION AND SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation of those persons serving as Mannatech’s Chief Executive Officer and the four most highly compensated Executive Officers (collectively, the “Named Executive Officers”) for the year ended December 31, 2004.

	Year	Annual Compensation				Long-term compensation awards Number of shares underlying options granted	All other compensation(1)
Name and principal position		Salary	Bonus	Other annual compensation
Samuel L. Caster(2)	2004	$624,359	$362,200	$18,248	(3)	—	$—
Chairman of the Board and	2003	$586,813	$240,000	$17,453	(4)	200,000	$—
Chief Executive Officer	2002	$498,791	$120,000	$182,782	(5)	—	$—
Terry L. Persinger	2004	$361,379	$148,580	$11,824	(6)	—	$3,183,110	(7)
President and Chief Operating Officer	2003	$332,527	$136,000	$13,479	(8)	—	$56,261	(9)
	2002	$340,011	$68,000	$12,098	(10)	—	$2,765
Bill H. McAnalley, Ph.D.	2004	$342,038	$—	$316,429	(11)	—	$1,750,927	(12)
Senior Vice President of Research and	2003	$283,783	$—	$126,970	(13)	—	$3,006
Product Development and	2002	$265,382	$53,000	$19,749	(14)	—	$2,795
Chief Science Officer
Stephen D. Fenstermacher	2004	$256,115	$154,880	$7,517	(15)	—	$3,204
Senior Vice President and	2003	$234,725	$85,996	$6,944	(15)	—	$—
Chief Financial Officer	2002	$240,659	$48,000	$10,813	(15)	—	$—
John F. Crowley	2004	$223,142	$181,770	$8,824	(16)	—	$1,991
President of International Operations	2003	$205,385	$95,247	$16,175	(17)	—	$1,777
	2002	$210,577	$42,000	$79,023	(18)	—	$2,161

(1)	Where not otherwise indicated amounts, represent Mannatech’s matching contribution to its 401(K) plan.

(2)	On March 5, 2002, Mr. Caster was appointed as Mannatech’s Chairman of the Board. On April 15, 2003, Mr. Caster was elected as Mannatech’s Chief Executive Officer.

(3)	Represents $11,696 for auto lease payments and $6,552 for travel expenses on behalf of Mr. Caster.

(4)	Represents $10,475 for auto lease payments and $6,978 for travel expenses on behalf of Mr. Caster.

(5)	Represents $156,575 for consulting fees related to Mr. Caster’s consulting agreement, $18,179 for auto lease payments, and $8,028 for travel expenses paid on behalf of Mr. Caster.

(6)	Represents $11,214 for auto lease payments and $610 for travel expenses on behalf of Mr. Persinger.

(7)	Represents $3,387 for Mannatech’s matching 401(K) plan contribution and $3,179,723 of compensation charged to Mr. Persinger related to his exercising and selling 190,000 stock options in 2004.

(8)	Represents $10,359 for auto lease payments and $3,120 for travel expenses on behalf of Mr. Persinger.

(9)	Represents $3,008 for Mannatech’s matching 401(K) plan contribution and $53,253 in compensation charged to Mr. Persinger related to his exercising and selling 10,000 stock options in 2003.

(10)	Represents $10,904 for auto lease payments and $1,194 for travel expenses paid on behalf of Mr. Persinger.

(11)	Represents $307,150 of royalties owed to Dr. McAnalley for the sale of certain products in lieu of a management bonus, $8,658 for an auto allowance and auto lease payments, and $621 for travel expenses paid on behalf of Dr. McAnalley.

(12)	Represents $3,440 for Mannatech’s matching 401(K) plan contribution and $1,747,487 of compensation charged to Dr. McAnalley related to his exercising and selling 0 stock options in 2004.

(13)	Represents $114,510 of royalties owed to Dr. McAnalley for the sale of certain products in lieu of a management bonus, $11,666 for an auto allowance and auto lease payments, and $794 for travel expenses paid on behalf of Dr. McAnalley.

(14)	Represents $6,320 of royalties paid to Dr. McAnalley for the sale of certain GlycoLEAN® products, $12,000 for an auto allowance, and $1,429 for travel expenses paid on behalf of Dr. McAnalley.

(15)	Represents auto lease payments paid for Mr. Fenstermacher.

(16)	Represents auto lease payments paid for Mr. Crowley.

(17)	Represents $8,145 for auto lease payments, $2,058 for travel expenses, and $5,972 in relocation expenses paid for Mr. Crowley.

(18)	Represents $7,467 for auto lease payments, $2,102 for travel expenses, and $69,454 in relocation expenses paid for Mr. Crowley.

Stock Options Granted in the Last Fiscal Year

There were no options granted to our Named Executive Officers during the fiscal year ended December 31, 2004:

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning the exercise of stock options held by Mannatech’s Named Executive Officers during the year ended December 31, 2004:

Named Executive Officer	Shares acquired on exercise	Value Realized (000’s)	Number of shares underlying Unexercised options at 12/31/04		Value of unexercised in-the-money options at 12/31/04 (1) (000’s)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Samuel L. Caster	—	$—	80,000	120,000	$868	$1,301
Terry L. Persinger	181,600	$3,142	200,000	—	$3,273	$—
Bill McAnalley Ph.D.(2)	217,778	$2,466	—	—	$—	$—
Stephen D. Fenstermacher	—	$—	250,000	—	$3,294	$—
John F. Crowley	—	$—	50,000	—	$753	$—

(1)	Based on the closing price of $19.04 per share of our common stock on the NASDAQ National Market on December 31, 2004 less the per share exercise price multiplied by the number of stock options.

(2)	Dr. McAnalley tendered 30,566 shares of his Mannatech stock to Mannatech, which was valued at $10.54 per share, to exercise of his stock options. The $10.54 value was based on the fair market price of Mannatech’s stock on the date of exercise.

Executive Employment Agreements

Effective September 1, 1998, Mannatech entered into a five-year employment agreement with Dr. Bill H. McAnalley, its Chief Science Officer and Senior Vice President of Research and Development. The employment agreement expired in August 2003. In August 2003, Mannatech entered into a new two-year employment agreement with Dr. McAnalley. Under the terms of this new two-year agreement, Dr. McAnalley’s annual salary was increased to $330,000 and he is eligible to participate in all employee benefits available to other company executives. If Mannatech cancels the employment agreement without cause, Mannatech is required to pay his remaining annual salary for the duration of the agreement.

On November 1, 1999, Mannatech entered into a three-year employment agreement with Mr. Terry L. Persinger, its Chief Operating Officer, President, and member of Mannatech’s Board of Directors. The employment agreement specifies an annual salary and provides that either party can cancel the agreement. If Mannatech cancels the employment agreement without cause, Mannatech is required to pay Mr. Persinger’s annual salary for the remaining duration of the agreement. Mr. Persinger is also eligible to participate in all employee benefits available to other company executives. On November 1, 2001, Mannatech amended this employment agreement to extend the term to December 31, 2004 and to increase his annual salary to $340,000 beginning on January 1, 2002. In November 2004, the Company extended Mr. Persinger’s employment contract under the same terms, through December 31, 2006.

In October 2002, Mannatech entered into a written employment agreement with Mr. Caster whereby Mr. Caster is employed by Mannatech until December 31, 2005 and is paid an annual salary of $600,000. Mr. Caster is also eligible to participate in all employee benefits available to other company executives. If Mannatech terminates Mr. Caster’s employment without cause, Mannatech is obligated to pay the remainder of this agreement until December 31, 2005, except in the case of resignation, death, incapacitation, or termination with cause.

Management Bonus Plan

Mannatech’s Executive Officers and certain other officers are eligible to receive bonuses in addition to their base salaries. Mannatech’s Compensation and Stock Option Plan Committee is responsible for reviewing and approving all of Mannatech’s bonuses. Under Mannatech’s existing Management Bonus Plan, Executive Officers can earn an annual bonus for the achievement of certain consolidated financial results, which are certified by its independent registered public accounting firm and obtainment of set personalized goals. Any earned bonuses are paid by March 15th of the following year. For fiscal 2004, Mannatech declared an aggregate cash bonus of $1.3 million under its Management Bonus Plan, which was paid on March 8, 2005.

Equity Compensation Plan Information

Mannatech’s 1997 Stock Option Plan was adopted by its Board of Directors and approved by its shareholders on May 14, 1997. Mannatech’s 1998 Incentive Stock Option Plan was adopted by its Board of Directors, approved by its shareholders on April 8, 1998, and amended on September 4, 1998 to increase the number of shares reserved for issuance from 500,000 to 1,000,000 shares. Mannatech’s 2000 Stock Option Plan was adopted by its Board of Directors and approved by its shareholders on June 19, 2000. All three of Mannatech’s stock option plans were further amended and restated effective August 7, 2003, to amend certain provisions of the plans for recent regulatory changes. Mannatech’s stock option plans are intended to encourage investment by Mannatech’s officers, employees, and non-employee Directors in shares of Mannatech’s common stock so that they will have an increased vested interest in, and greater concern for, Mannatech’s welfare.

Options granted under Mannatech’s 1997 and 2000 stock option plans may be either incentive stock options or options that do not qualify for treatment as incentive stock options under Section 422 of the United States Internal Revenue Code of 1986. Options granted under Mannatech’s 1998 Incentive Stock Option Plan may only be granted to Mannatech’s Directors and employees.

Incentive stock options may be granted under Mannatech’s stock option plans to any person who is an employee of Mannatech (including Mannatech’s Directors) or any parent or subsidiary that may exist in the future. The exercise price of incentive stock options must equal the approximate fair market value of a share of its common stock on the date of grant. Stock options granted to persons owning more than 5% of Mannatech stock are required to be issued at an exercise price of at least 110% of the fair market value of the price of Mannatech’s stock on the date of grant and can be issued for a term not to exceed five years.

Mannatech’s stock option plans may be canceled by its Board of Directors at any time without the approval of its shareholders. Material amendments to its stock option plans require approval by Mannatech’s shareholders as required by the Conduct Rules of the Nasdaq National Market. Mannatech’s Board of Directors may not take any action without the approval of its shareholders that affects options previously granted under its stock option plans.

The following table sets forth information regarding Mannatech’s common stock that may be issued upon the exercise of stock options, warrants and other rights granted to employees, consultants, or Directors under all of its existing equity compensation plans as of December 31, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the far left column)
Equity compensation plans approved by Shareholders	1,444,452	$5.06	516,861
Equity compensation plans not approved by Shareholders	—	$—	—

Total	1,444,452	$5.06	516,861

Mannatech’s Compensation and Stock Option Plan Committee has full and final authority in their discretion, subject to provisions of Mannatech’s stock option plans, to determine, among other things:

•	the individuals to whom options shall be granted;

•	whether the option granted shall be an incentive stock option or a non-qualified stock option;

•	the number of shares of common stock covered by each option;

•	the time or times at which options will be granted;

•	the option vesting schedule;

•	the exercise price of the option;

•	the duration of the options granted;

•	whether to prescribe, amend and rescind rules or regulations relating to Mannatech’s stock option plans;

•	whether to accelerate or defer (with the consent of the optionee) the exercise date of any option; and

•	whether to authorize any person to execute on Mannatech’s behalf any instrument required to effectuate the grant of an option previously granted by its Board of Directors.

401(K) Plan

On May 9, 1997, Mannatech adopted a 401(K) Pre-tax Savings Plan. All employees who have been employed by Mannatech for at least 90 days at the beginning of a quarter and are at least 21 years of age are eligible to participate in Mannatech’s 401(K) Plan. During 2004, employees were allowed to contribute to Mannatech’s 401(K) Plan up to the maximum annual limit, as statutorily prescribed, of their current annual compensation. For 2004, Mannatech made regular matching contributions to its 401(K) Plan in the amount of $0.25 for each $1.00 contributed by a participating employee up to a maximum of 6% of the participant’s annual salary. Beginning in 2005, Mannatech increased its regular matching contribution to its 401(K) Plan to $0.50 for each $1.00 contributed by a participating employee up to a maximum of 6%. The 401(K) Plan also provides that Mannatech can make profit-sharing contributions to the 401(K) Plan each year based upon our profit. Mannatech did not make any profit-sharing contributions in 2004. Employee contributions and Mannatech’s matching contributions are paid to a corporate trustee and are invested as directed by the participating employee. Mannatech’s contribution to its 401(K) Plan vests over five years or earlier if the participating employee retires at age 65, becomes disabled, or dies. Payments to participating employees may also be made in the case of financial hardship. Payments may be made in a lump sum. Mannatech’s 401(K) Plan is intended to qualify under Section 401 of the United States Internal Revenue Code of 1986, so that contributions made by employees or by Mannatech to its 401(K) Plan, and income earned on these contributions, are not taxable to Mannatech employees until withdrawn from the 401(K) Plan.

Compensation and Stock Option Plan Committee Interlocks and Insider Participation

None of Mannatech’s executive officers is a member of any board of directors or serves as a member of any other Company’s compensation committee that has or has had one or more executive officers serving as a member of Mannatech’s Board of Directors or its Compensation and Stock Option Plan Committee.

WITH RESPECT TO ANY FUTURE FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION INTO WHICH THIS PROXY STATEMENT IS INCORPORATED BY REFERENCE, THE FOLLOWING MATERIAL UNDER THE HEADINGS “REPORT OF THE COMPENSATION AND STOCK OPTION PLAN COMMITTEE,” “REPORT OF THE AUDIT COMMITTEE” AND “PERFORMANCE GRAPH” SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE COMPENSATION AND STOCK OPTION PLAN COMMITTEE

Mannatech’s Report of the Compensation and Stock Option Plan Committee summarizes Mannatech’s executive compensation policies and the basis for the compensation paid to its Executive Officers, including Mr. Samuel L. Caster, Mannatech’s Chief Executive Officer, during the year ended December 31, 2004.

Compensation policy. Mannatech’s policy with respect to its executive compensation is designed to:

•	adequately and fairly compensate its Executive Officers in relation to their responsibilities, capabilities and contributions to Mannatech in a manner that is commensurate with compensation paid by other similarly-sized companies or other companies within the same industry; and

•	reward its Executive Officers for the achievement of short-term operating goals and the enhancement of long-term value.

Components of compensation. The primary components of compensation paid to Mannatech’s Executive Officers and the relationship of such components of compensation to Mannatech’s performance are discussed below:

(a)	Base salary. During each year Mannatech’s Compensation and Stock Option Plan Committee reviews the base salaries of Mannatech’s Executive Officers to ensure its salaries are reasonable based upon a number of factors. These factors include Mannatech’s performance (to the extent such performance can fairly be attributed or related to each Executive Officer’s performance), as well as the nature of each Executive Officer’s responsibilities, capabilities, loyalties, and contributions. Mannatech’s Compensation and Stock Option Plan Committee believes that the base salaries for Mannatech’s Executive Officers are reasonable in relation to executive compensation practices of other similarly-sized companies or other companies within the same industry.

(b)	Bonus. Each Executive Officer is eligible to participate in Mannatech’s Management Bonus Plan. The bonus plan is based upon Mannatech achieving certain performance goals and achieving consolidated financial results, which are certified by its independent registered public accounting firm. Bonuses earned by Mannatech’s Executive Officers are reviewed and approved by its Compensation and Stock Option Plan Committee and paid by March 15th of the following year. For fiscal year 2004, Mannatech declared an aggregate cash bonus of $1.3 million, which was paid on March 8, 2005.

(c)	All other annual compensation. Mannatech maintains certain other plans and arrangements for the benefit of its Executive Officers and other members of its management, including participation in its 401(K) plan, payment of travel expenses, and enrollment in health, life, automobile, and long-term disability insurance. All of its Vice Presidents are paid monthly auto allowances of $500. In addition, Senior or Executive Vice Presidents and above are either paid an auto allowance of $1,000 or provided with a company-leased vehicle. Mannatech’s Compensation and Stock Option Plan Committee believes that these benefits are reasonable in relation to executive compensation practices of other similarly-sized companies or other companies within the same industry.

(d)	Long-term compensation. Mannatech maintains stock option plans to reward its executives and employees for the attainment of certain goals or events. Stock option grants are reviewed and approved by the Compensation and Stock Option Plan Committee. Mannatech’s Compensation and Stock Option Plan Committee believes these long-term compensation arrangements are reasonable in relation to executive compensation practices of other similarly-sized companies or other companies within the same industry.

2004 Chief Executive Officer’s Compensation. As previously described, Mannatech’s Compensation and Stock Option Plan Committee considers several factors in determining Mannatech’s Chief Executive Officer’s compensation package. The primary factors focus on preset performance goals and Mannatech’s financial performance. Specific actions taken by the Compensation and Stock Option Plan Committee regarding Mr. Caster’s compensation paid in 2004 are summarized below:

(a)	Base salary. Mr. Caster’s base salary was based on a number of factors, including Mannatech’s overall performance, attainment of personal performance goals, and achievement of its budgeted consolidated financial results, as well as the nature of Mr. Caster’s responsibilities, capabilities, loyalties, and contributions to Mannatech’s performance. For fiscal year 2004, Mr. Caster’s base salary was $600,000 per annum.

(b)	Bonus. Mr. Caster participated in Mannatech’s Management Bonus Plan. The bonus plan is based upon the attainment of certain performance goals and the attainment of certain consolidated financial results, which are certified by Mannatech’s independent registered public accounting firm. For fiscal year 2004, Mannatech declared a cash bonus of $362,200 for Mr. Caster, which was paid on March 8, 2005.

(c)	All other annual compensation. Mr. Caster, as well as all other executive officers, may participate in Mannatech’s 401(K) plan; however during 2004, Mr. Caster did not participate in the Mannatech 401(K) Plan. Mr. Caster was also provided with a company leased vehicle, reimbursed for certain personal travel expenses, and enrolled in health, life, automobile, and disability insurance.

(d)	Long-term compensation. None.

$1 million pay deductibility cap. Under Section 162(m) of the United States Internal Revenue Code, public companies are precluded from receiving a tax deduction on compensation paid to any of their executive officers whose compensations exceeds $1 million, unless the compensation is excluded from the $1 million limit as a result of being classified as performance-based compensation. At this time, Mannatech’s executive officers’ cash compensation levels have not exceeded the $1 million limit and the Compensation and Stock Option Plan Committee does not anticipate exceeding this limit in the near future. Nonetheless, Mannatech’s Compensation and Stock Option Plan Committee annually reviews all of its executive officers’ compensation in light of Section 162(m).

Conclusion. Mannatech’s Compensation and Stock Option Plan Committee believes the concepts discussed above further Mannatech’s shareholders’ interests and encourage responsible management by its executive officers. Notwithstanding, Mannatech’s Compensation and Stock Option Plan Committee will regularly monitor and consider the effect of executive compensation on Mannatech’s shareholders’ interests. The factors set forth above, reports from the various Committees of the Board of Directors, and information compiled by, various independent consultants are used in determining the total compensation paid to or on behalf of its executive officers.

The Compensation and Stock Option Plan Committee

J. Stanley Fredrick, Chairman

Donald A. Buchholz

Gerald E. Gilbert

Alan D. Kennedy

Patricia A. Wier

Performance Graph

The graph below depicts Mannatech’s common stock price as an index, assuming $100.00 was invested on February 16, 1999, the date of Mannatech’s initial public offering, along with the composite prices of companies listed in the S&P Midcap Index and its peer group. R.R. Donnelley Financial Services has provided Mannatech with this information. The comparisons in the graph are required by regulations of the United States Securities and Exchange Commission and are not intended to forecast or be indicative of the possible future performance of Mannatech’s common stock. The publicly-traded companies in Mannatech’s peer group are Weider Nutrition International, Inc. (NYSE Symbol WNI), Nature’s Sunshine Products, Inc. (NYSE Symbol NATR), USANA Health Sciences Inc.(NADSAQ Symbol USNA), and Nu Skin Enterprises Inc. (NYSE Symbol NUS)

*	Assumes $100 invested on February 16, 1999 in stock or index including reinvestment of dividends for the years ended December 31, 1999, 2000, 2001, 2002, 2003, and 2004.

Measurement Period	Mannatech	S&P Midcap Index	Peer Group Index
February 16, 1999	$100.00	$100.00	$100.00
December 31, 1999	$23.06	$125.97	$44.82
December 31, 2000	$5.56	$148.02	$27.24
December 31, 2001	$12.53	$147.12	$43.67
December 31, 2002	$7.20	$125.77	$60.45
December 31, 2003	$48.40	$170.57	$109.88
December 31, 2004	$86.30	$198.68	$156.37

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist Mannatech’s Board of Directors in overseeing its financial reporting, internal controls, and audit functions. Mrs. Patricia A. Wier is the Chairman and designated financial expert of Mannatech’s Audit Committee, as determined by its Board of Directors. In addition to Mrs. Wier, the Audit Committee is comprised of Messrs. Gerald E. Gilbert, Alan D. Kennedy, and Donald A. Buchholz. All of these members are independent as the term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by the Mannatech Audit Committee and its Board of Directors. Mannatech’s Audit Committee reviews and addresses the adequacy of its charter on an annual basis. Mannatech publishes its Amended and Restated Audit Committee Charter dated March 9, 2004, on its corporate website www. mannatech.com.

Mannatech is responsible for the preparation of its consolidated financial statements and its systems of internal controls, and internal control over financial reporting. The independent registered public accounting firm is responsible for auditing Mannatech’s consolidated financial statements in accordance with generally accepted auditing standards of the United States of America. The activities of the Audit Committee are in no way designed to supersede or alter the responsibilities of Mannatech or its independent registered public accounting firm. The Audit Committee assists Mannatech’s Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and reporting practices of Mannatech and such other duties as directed by Mannatech’s Board of Directors. The Audit Committees’ role does not provide any special assurances with regard to Mannatech’s consolidated financial statements, nor does it involve a professional evaluation of the quality of the audits performed by its independent registered public accounting firm. To strengthen the Audit Committee’s ability to assist the Board of Directors, the Audit Committee formed a subcommittee called the Disclosure Committee. The Disclosure Committee is comprised of thirteen high level employees officers who report to the Audit Committee, as well as Mannatech’s Chief Executive Officer and Chief Financial Officer. The Disclosure Committee is responsible for reviewing all of Mannatech’s filings with the United States Securities and Exchange Commission. Mannatech’s Audit Committee has furnished its Board of Directors the following report:

The Audit Committee has reviewed and discussed with Mannatech’s management its consolidated audited financial statements of and for the year ended December 31, 2004, and the certification process required by the Sarbanes-Oxley Act of 2002. Mannatech has represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles of the United States of America. The Audit Committee has also discussed the following with Mannatech’s independent registered public accounting firm (1) the auditor’s responsibilities, (2) any significant issues arising during the audit, and (3) other matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by statement on Auditing Standard No. 90 “Communications with Audit Committees.” The Audit Committee received the written disclosures and the letter from Mannatech’s independent registered public accounting firm required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence from management. In addition, the Audit Committee discussed the adequacy of Mannatech’s internal controls, disclosure controls, and internal control over financial reporting, with its independent registered public accounting firm and management.

Based on the review and discussions referred to above, the Audit Committee recommended to Mannatech’s Board of Directors and the Board of Directors subsequently approved that the year-end audited consolidated financial statements be included in Mannatech’s 2004 Annual Report on its Form 10-K for the year ended December 31, 2004 for filing with the United States Securities and Exchange Commission.

The Audit Committee

Patricia A. Wier, Chairman

Donald A. Buchholz

Gerald E. Gilbert

Alan D. Kennedy

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 1, 2005 by (a) each person known by us to beneficially own 5% or more of Mannatech’s outstanding shares of common stock, (b) each of Mannatech’s Directors and the “Named Executive Officers,” and (C) all of Mannatech’s current Directors and Executive Officers as a group.

	Beneficial Ownership(1)
Name of Directors and Executive Officers	Total	% of class outstanding(2)
Samuel L. Caster(3) (4)	5,533,116	20.2%
J. Stanley Fredrick(4)	3,150,000	11.7%
Marlin Ray Robbins(4)	2,033,330	7.5%
Stephen D. Fenstermacher(5)	252,000	0.9%
Terry L. Persinger(6)	210,000	0.8%
Jeffrey P. Bourgoyne(7)	143,000	0.5%
Bill H. McAnalley Ph.D.	107,021	0.4%
Cynthia L. Tysinger(8)	50,625	0.2%
John S. Axford, BSc, MD, FRCP(8)	50,000	0.2%
John F. Crowley(8)	50,000	0.2%
Alan D. Kennedy(9)	50,000	0.2%
Bettina Simon	40,000	0.1%
Gerald E. Gilbert	16,667	*
Patricia A. Wier(10)	11,333	*
Donald A. Buchholz	10,000	*
Steven W. Lemme(11)	9,500	*
Eileen M. Vennum	—	—%
All 17 Executive Officers and Directors as a group(12)	11,716,592	42.0%

*	Owns less than 1%

(1)	The information contained in this table with respect to beneficial ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.

(2)	Shares of Mannatech’s common stock subject to stock options, warrants or any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of April 1, 2005 are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity.

(3)	Includes 80,000 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2005.

(4)	Messrs. Caster, Fredrick, and Robbins each beneficially own more than 5% of Mannatech’s stock and reside at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

(5)	Includes 250,000 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2005.

(6)	Includes 200,000 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2005.

(7)	Includes 126,665 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2005.

(8)	Includes 50,000 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2005.

(9)	Includes 16,000 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2005.

(10)	Includes 8,333 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2005.

(11)	Includes 5,000 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2005.

(12)	Includes 835,998 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2005.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Receivable due from an Affiliate

On February 17, 1999, the Company signed five separate notes receivable agreements with five shareholders who were also affiliates of the Company. The notes with installments were due annually through February 17, 2004. In 2001, the Company agreed to modify the terms of the note receivable with Mr. Charles Fioretti as part of his separation and release agreement. Mr. Fioretti is a former Chairman and Chief Executive Officer of the Company. Under the terms of the modified agreement dated June 4, 2001, Mr. Fioretti’s remaining principal balance of $127,000 continues to accrue interest and was due on the earlier of February 17, 2011, or 13 days after the date in which Mr. Fioretti no longer owns at least 100,000 shares of the Company’s common stock. As of December 31, 2004, Mr. Fioretti owed principal and interest related to this note of approximately $144,000, payable in 2005.

Agreement with a Director

In June 2003, the Company modified an agreement with Mr. J. Stanley Fredrick, a board member, to increase the annual payment to Mr. Fredrick to $285,000 because he was performing additional functions for the Company. In November 2003, the Company cancelled this agreement and entered into a Lock-Up Agreement whereby the Company pays Mr. Fredrick $185,000 per year for his agreement not to sell his shares. However, in June 2004, the Company’s Board of Directors authorized Mr. Fredrick to sell up to 350,000 shares of his stock. During 2004, Mr. Fredrick sold 350,000 shares of his common stock. As of December 31, 2004, Mr. Fredrick continues to hold 3,150,000 shares of the Company’s common stock. In addition, on November 6, 2003, the Company agreed to pay Mr. Fredrick $100,000 annually, to act as a lead director for its Board of Directors.

Clinical studies with St. George’s Hospital

On June 4, 2002, Dr. John Axford was elected to the Company’s Board of Directors. The Company paid Dr. Axford $20,000, $8,000, and $33,000 during 2002, 2003, and 2004, respectively, related to various research and development consulting fees. In October 2002, the Company signed a three-year agreement with St. George’s Hospital, the employer of Dr. Axford, to fund a grant for $148,000, to help fund a clinical trial. In June 2004, the Company signed another three-year agreement with St. George’s Hospital to fund the research costs related to the clinical study for a clinical trial involving one of the Company’s products, totaling approximately $0.7 million, of which $0.2 million was paid in 2004. St. George’s Hospital is located in London, England where Dr. Axford is the principal investigator in the clinical trial funded by the Company for St. George’s Hospital.

Transactions involving the Chairman and Chief Executive Officer

In December 2004, Mr. Samuel Caster, Chairman of the Board and Chief Executive Officer, entered into an agreement with a former employee, Dr. H. Reginald McDaniel. Under this agreement, Mr. Caster agreed to sell Dr. McDaniel 180,000 shares of his common stock at $2.66 per share. On the date of this agreement, the fair market value of the Company’s common stock was $19.59 per share. As a result of this private sale transaction, the Company recorded a one-time non-cash charge of $3.0 million, which was calculated as the difference between the fair market value of the common stock and the sales price of the stock had it been sold in the open market.

Samuel L. Caster founded MannaRelief in 1999 and serves as its Chairman. Under the Internal Revenue Code, MannaRelief is a 501(c)(3) charitable organization that provides glyconutritional products to under-privileged children. Donald Herndon, who serves as the Company’s Vice President of Field Serves, also serves on MannaRelief’s Board. Mr. Herndon is the brother-in-law of Mr. Caster and is also the brother-in-law of Terry L. Persinger, who serves as the Company’s President, Chief Operating Officer and as a member of the Company’s Board of Directors. During 2003 and 2004, the Company made cash contributions to MannaRelief, sold products to MannaRelief at cost plus shipping and handling charges, and shipped the purchased products to MannaRelief’s chosen recipients. In addition, certain Company employees and consultants periodically work on various fund raising projects and events for MannaRelief at no cost to MannaRelief. For the years ended December 31, 2003 and 2004, the Company sold products to MannaRelief at cost plus shipping and handling of approximately $0.5 and $0.8 million, respectively and made cash contributions of approximately $0.2 million and $0.3 million, for 2003 and 2004, respectively. The Company has approved an approximate annual donation of $0.4 million to MannaRelief payable in 2005.

Certain Transactions with Marlin Ray Robbins

Ray Robbins holds multiple positions in Mannatech’s associate global downline network-marketing system, four of which related to the cancellation of an agreement with Mr. Robbins in June 1999. Mannatech pays commissions and incentives to its associates for product sales and downline growth. During 2002 Mannatech paid commissions to Ray Robbins totaling $1.7 million, in 2003 paid commissions of $1.8 million, and paid commissions of $2.7 million in 2004. In addition, Mannatech paid associate commissions totaling $174,000 in 2002, $287,000 in 2003, and $0.3 in 2004 to Kevin Robbins and his wife Dawn Robbins, who are associates and the son and daughter-in-law of Ray Robbins. All commissions paid to Ray Robbins and his immediate family members were paid in accordance with Mannatech’s global associate career and compensation plan.

Ray Robbins also provides various consulting services to Mannatech and travels extensively speaking at various functions to promote Mannatech’s business. Mannatech reimburses Mr. Robbins for his expenses related to his consulting and traveling.

Certain Transactions with Dr. Bill McAnalley

In August 2003, the Company entered into a royalty agreement with Dr. Bill McAnalley, its Chief Science Officer. The Company has agreed to pay him the greater of his annual royalties or an annual executive bonus. In 2003 and 2004, the Company accrued $0.1 million and $0.3 million, respectively related to this portion of his royalty agreement. After Dr. McAnalley’s employment with the Company ceases, the Company will be required to pay Dr. McAnalley, or his heirs, annual royalties related to a post-employment royalty agreement, for each of the ten years immediately following termination of his employment. The long-term royalty is based on the Company’s applicable annual global product sales in excess of $105.4 million. As of December 31, 2003 and 2004, the Company accrued a long-term liability of $0.1 million and $1.7 million, respectively, related to this post-employment royalty agreement.

Non-Compete and Confidentiality Agreement

In July 2002, the Company entered into a Non-Compete and Confidentiality Agreement with Dr. H. Reginald McDaniel, a former medical director, who resigned from the Company in June 2002. Under the terms of the Non-Compete and Confidentiality Agreement, the Company agreed to pay Dr. McDaniel $25,000 a month, as consideration for his continued compliance with the non-compete clause of this agreement. The Company has amended the Non-Compete and Confidentiality Agreement and agreed to extend the agreement to pay Dr. McDaniel $25,000 a month through January 2006.

OTHER MATTERS

Mannatech’s Board of Directors does not know of any other matters that are to be presented for action at its 2005 Annual Shareholders’ Meeting. However, if any other matters properly come before its 2005 Annual Shareholders’ Meeting or any adjournments or postponements thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

ADDITIONAL INFORMATION AVAILABLE

ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF MANNATECH’S 2004 ANNUAL SHAREHOLDERS’ REPORT, WHICH INCLUDES CERTAIN INFORMATION THAT WAS CONTAINED IN ITS ANNUAL REPORT ON FORM 10-K. MANNATECH’S ANNUAL SHAREHOLDERS’ REPORT AND ITS ANNUAL REPORT ON FORM 10-K DO NOT FORM ANY PART OF THE MATERIALS FOR THE SOLICITATION OF PROXIES. MANNATECH’S FORM 10-K CAN BE VIEWED ON ITS CORPORATE WEBSITE AT WWW.MANNATECH.COM OR UPON WRITTEN REQUEST BY ANY SHAREHOLDER.

2006 ANNUAL SHAREHOLDERS’ MEETING INFORMATION

Mannatech expects to hold its next Annual Shareholders’ Meeting on or about June 12, 2006 and its proxy materials in connection with this meeting are expected to be mailed on or before April 28, 2006.

FORWARD-LOOKING STATEMENTS

Certain disclosures and analysis in this proxy statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain events, risks, and uncertainties that may be outside Mannatech’s control. Forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals, targets, or other statements other than statements of historical fact contained herein are also considered forward-looking statements. All of these statements are based upon assumptions that are subject to change and other risks. Although Mannatech believes that the expectations reflected in such forward-looking statements are reasonable, Mannatech can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in Mannatech’s business are set forth in its filings with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by Mannatech are based on existing market conditions and information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon many factors, including the success of Mannatech’s international operations, Mannatech’s ability to attract and retain associates, changes in laws and governmental regulations and changes in market conditions. All subsequent written and oral forward-looking statements attributable to Mannatech or to individuals acting on Mannatech’s behalf are expressly qualified in their entirety by this paragraph.

By order of its Board of Directors,

Samuel L. Caster Chairman of the Board and Chief Executive Officer

Dated: April 29, 2005

Appendix A

MANNATECH, INCORPORATED

FREQUENTLY ASKED QUESTIONS

Mannatech’s Board of Directors urges each shareholder to read all of the information included in its proxy materials provided to them. As a courtesy, Mannatech’s Board of Directors is providing each shareholder with a list of frequently asked questions herein in hopes of eliminating some of the more commonly asked questions and helping to make sure its shareholders are informed of the various policies and procedures that must be followed for its 2005 Annual Shareholders’ Meeting.

1. What information is contained in these materials?

The information in Mannatech’s proxy statement contains information about its proposals, background information about its Board nominees, and compensation of Mannatech’s Officers and Board of Directors. In addition, the materials include Mannatech’s 2004 shareholders’ annual report, Form 10-K, Proxy Statement, and a proxy-voting card, which provides shareholders instructions on how to cast their vote.

2. What is the difference between a proxy-voting card and a ballot?

A proxy-voting card is what is mailed to a shareholder. The proxy-voting card gives specific instructions on how to cast a vote by mail, telephone, or the Internet. The instructions on the proxy-voting card are different depending on whether the shareholder owns shares directly or own shares through a broker. Shareholders should be sure they read and follow all of the instructions in your packet to ensure your vote is counted. Ballots will be handed out at Mannatech’s 2005 Annual Shareholders’ Meeting to shareholders of record who own shares on the close of business on April 19, 2005.

3. What shares owned by a shareholder can be voted either by proxy or at the annual meeting?

All shares owned by a shareholder directly or as a beneficial owner as of the record date may be voted by the shareholder prior to the meeting using the proxy-voting card. At Mannatech’s 2005 Annual Shareholders’ Meeting, shareholders who directly own their shares will be verified and given a ballot card. At the meeting, beneficial owners of record will be verified by beneficial shareholders having a power of attorney form from their broker allowing them to vote at the meeting. If a shareholder does not have this information from their broker, Mannatech’s transfer agent will not be able to count their vote as their broker may have already cast a vote on their behalf. Mannatech strongly recommends that shareholders read the back of their proxy-voting cards prior to the 2005 Annual Shareholders’ Meeting to understand how they can cast their vote at the meeting. A shareholder’s broker can usually mail or fax a shareholder any necessary paperwork prior to the meeting.

4. What is the difference between direct ownership and beneficial ownership?

A shareholder has DIRECT OWNERSHIP over Mannatech’s shares if such shareholder directly holds the stock certificates in their own name, which is evidenced by the shareholder receiving all of Mannatech’s mailings from either Mannatech, or its transfer agent, EquiServe Trust Company N.A.

A shareholder has BENEFICIAL OWNERSHIP over Mannatech’s shares if such shareholder has delivered its stock certificates to a broker or purchased shares through a broker and receives all of Mannatech’s mailings either from a broker or through a solicitor, which is usually ADP Proxy Services. As a beneficial owner, the shareholder still owns Mannatech shares, but Mannatech’s transfer agent does not have individual shareholders’ names from the brokers. The only information Mannatech’s transfer agent has about shareholders owning stock through their broker is the aggregated total number of shares each broker holds on behalf of its clients.

5. What does it mean if a shareholder receives more than one proxy-voting card?

If a shareholder receives more than one proxy-voting card it means that such shareholder’s shares are registered with different names or the shareholder has more than one account in which it holds shares of Mannatech stock. Each proxy-voting card may have different instructions, telephone numbers, or email addresses so a shareholder should be sure they read all instructions on the back of each proxy-voting card.

6. How is voting different for direct holders versus beneficial owners?

Mannatech’s transfer agent has the names of the shareholders who directly hold shares of Mannatech stock, but does not have any detailed information such as the individual shareholder names who own shares held through their brokers. Only the individual brokers have the detailed information about each shareholders’ beneficial ownership or individuals who own Mannatech stock through their brokerage group. Each brokerage group is responsible for reporting their shareholders votes to Mannatech’s transfer agent and for all mailings to Mannatech’s shareholders who own stock through their brokerage firm. Each brokerage group also has its own set of instructions on how to cast a vote with such brokerage firm, using their proxy-voting card.

7. Can a shareholder change their proxy vote?

Both direct shareholders and beneficial shareholders can revoke their proxy-vote prior to the 2005 Annual Shareholders’ Meeting. Attendance at the 2005 Annual Shareholders’ Meeting will not in itself constitute a revocation of a shareholder’s proxy-vote. Generally, shareholders may revoke their proxy-vote by submitting a new proxy-vote with a later date or by voting in person at the Annual Shareholders’ Meeting. A shareholder should contact the customer service department listed within the information packet received to obtain specific instructions on how to revoke their proxy-vote. Specific instructions on how to revoke their proxy-vote may be different depending on whether you are a direct shareholder or a beneficial shareholder.

Each set of instructions should include the shareholder’s account number, the solicitor’s telephone number, and their email address. Mannatech’s transfer agent will only count the verified proxy-votes received with the latest date as the vote by each shareholder and brokerage firm. Each share of Mannatech’s stock represents one vote. A shareholder should contact the customer service telephone number provided to them in their shareholder information packet if they are unsure or have any questions. Telephone numbers may be different depending on whether a shareholder is a direct shareholder or a beneficial shareholder. The telephone numbers may also be different if a shareholder holds shares at different brokerage firms.

8. How can a shareholder attend Mannatech’s 2005 Annual Shareholders’ Meeting?

The 2005 Annual Shareholders’ Meeting will be held on June 13, 2005 at 10:00 a.m., Central Daylight Time, at the Grapevine Convention Center in Grapevine, Texas. Shareholders will be admitted upon check-in and verification of stock ownership. No cameras or recording equipment will be permitted in the meeting room as Mannatech will be taping the meeting in its entirety.

9. Where can a shareholder find the voting results of Mannatech’s 2005 annual meeting?

Mannatech will announce preliminary voting results of its 2005 Annual Shareholders’ Meeting in a press release and will publish final voting results in its quarterly report on Form 10-Q for the second quarter of 2005, which is expected to be filed with the SEC on or before August 9, 2005.

10. Can a shareholder have someone else cast a vote for them at Mannatech’s shareholders’ meeting?

In order to have someone else cast their vote a shareholder must provide the person with whom they would like to cast their vote a power of attorney form. This person is called a shareholder designee (“designee”). A valid power of attorney form must be notarized and contain the following:

•	the date;

•	the full name of the designee;

•	the number of shares held by the shareholder to be voted by the designee;

•	the nature and extent of the authority granted to the designee;

•	an expiration date that terminates the designee’s rights to cast a shareholder’s vote on their behalf; and

•	the shareholder’s signature.

The original power of attorney form must be attached to the ballot that is turned in by the designee. If the original shareholder is a beneficial owner, the original shareholder must also provide the proper documentation from their broker to the designee, which would allow the original shareholder to vote and attend the meeting. The designee should then attach all of the original form(s) to the ballot to be turned in at Mannatech’s 2005 Annual Shareholders’ Meeting.

The designee must complete a separate ballot and attach the original power of attorney form and/or the proper documentation from the broker (only if the shares are held through a broker) and must sign each ballot as the designee for each shareholder.

11. How can a shareholder vote against some or all of the nominees for Mannatech’s Board of Directors?

To vote against some but not all of the Board nominees a shareholder should checkmark the “FOR ALL NOMINEES EXCEPT” box on their proxy-voting card or ballot and write-in the nominee(s) name they wish to vote against in the space provided.

If a shareholder wants to withhold their vote for all of the nominees, they can checkmark the “WITHHELD” box on their proxy-voting card or ballot.

12. How can a shareholder write-in a nominee for Mannatech’s Board of Directors?

A shareholder CANNOT write-in nominees on their proxy-voting card when they vote by mail, telephone, or the Internet. A shareholder can ONLY write-in the names of additional nominees they wish to vote for on the ballot at Mannatech’s 2005 annual shareholder meeting.

To write-in a nominee on the ballot the shareholder needs to checkmark either the “WITHHELD” box or “FOR ALL NOMINEES EXCEPT” box. The “WITHHELD” box casts their vote against all of the nominees, whereas a vote “FOR ALL NOMINEES EXCEPT” casts their vote for all of the nominees except for the nominees they list in the blank provided. Any of the nominees not listed in the blank provided will be automatically voted as “FOR” all of the nominees. A shareholder can only write-in as many nominees as they voted against. For example, if there were a total of three nominees listed on the ballot and a shareholder withheld a vote for two of the three nominees, two additional nominees may be written in.

13. How can a shareholder recommend that a person to be listed on the ballot as a nominee?

A shareholder needed to submit recommendations for nominee(s) for the Board of Directors to Mannatech’s CFO by December 28, 2004 so that Mannatech’s Board of Directors could consider such persons for nomination at its 2005 Annual Shareholders’ Meeting. The nominee recommendations need to include a candidate’s name, age, biographical information, and qualifications. The CFO forwards the list of nominees to the Nominating and Governance Committee of its Board of Directors. The Nominating and Governance Committee reviews all of the nominees and recommends a list of nominees to its Board of Directors. Mannatech’s Board of Directors then votes on the nominees. The nominees approved by Mannatech’s Board of Directors are the only nominees that will be listed on the ballot, proxy-voting card and in Mannatech’s proxy statement on Schedule 14A, which is expected to be filed with the SEC on or before April 29, 2005. To submit recommendations for a nominee to Mannatech’s Board of Directors at its 2006 Annual Shareholder Meeting, a shareholder should submit in writing the nominees information to Mannatech’s CFO by December 31, 2005. The nomination should be either faxed to 972-471-5848 or mailed to Mannatech’s CFO at Mannatech, Incorporated, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

14. How are the votes counted?

Representatives from Mannatech’s transfer agent, EquiServe Trust Company N.A., will be responsible for tabulating all of the votes for Mannatech’s 2005 Annual Shareholders’ Meeting. The presence, in person or by proxy-vote, of the holders of at least a majority of shares of Mannatech’s common stock outstanding as of the record date is necessary to have a quorum for its 2005 Annual Shareholders’ Meeting. Abstentions and broker “non-votes”, will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when brokers or nominees return a properly executed proxy but do not vote on a particular matter because they have no discretionary power to vote and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon.

In tabulating the votes, if a proxy-vote or ballot is signed by the shareholder but submitted without providing specific voting instructions the shareholder’s vote will be counted as a vote “FOR” each of the proposals.

For Proposal 1, the election of Mannatech’s Board of Directors, assuming that a quorum is present, the four nominees receiving the highest number of “FOR” votes from the shares present in person or represented by proxy-votes and casts at the 2005 Annual Shareholders’ Meeting in person or by proxy-vote will be elected as Directors. Because Proposal 1 is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal 1.

For Proposal 2, the ratification of the appointment of independent registered public accounting firm, “ABSTENTIONS” will be counted as a vote “against” this proposal. The ratification of appointment of independent registered public accounting firm requires a “FOR” vote from a majority of shares present or represented by proxy-votes entitled to vote at Mannatech’s 2005 Annual Shareholders’ Meeting. Because Proposal 2 is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal 2.

15. What should a shareholder do if they never received their proxy materials or if the proxy materials have been lost?

If a shareholder owns shares directly and they never received their proxy-voting card or voting materials or if proxy-voting card and/or proxy materials has been lost or stolen they can call Equiserve’s customer service telephone number at (877) 498-8861, who will verify that they are a direct shareholder holding shares on the close of business on April 19, 2005. Once verified, the solicitor will mail or fax them the information packet and provide them with instructions on how they can cast their vote by mail, telephone, or the Internet.

If a shareholder is a beneficial shareholder, meaning they own their shares through a broker, they should contact their broker’s customer service department. The broker should verify that they are a shareholder on the close of business on April 19, 2005 and give them specific instructions on how to obtain a new proxy-voting card, information packet and how to cast their vote. Anyone can view Mannatech’s 2005 proxy statement by logging onto their corporate website www.mannatech.com.

MANNATECH, INCORPORATED

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

[GRAPHIC]

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/mtex	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please DO NOT mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

x	Please mark votes as in this example.	#MNI

This proxy when properly executed will be voted in the manner directed herein. If no box is marked or no direction is made, this proxy will be voted FOR the election of all directors and FOR Proposal 2.

MANNATECH, INCORPORATED

		FOR	AGAINST	ABSTAIN
1. Election of Directors. Nominees: (01) Terry L. Persinger, (02) Alan D. Kennedy, (03) Dr. John S. Axford, and (04) Donald A. Buchholz	2. Ratification of the appointment of Grant Thornton LLP as Independent Auditors.	☐	☐	☐

	FOR ALL NOMINEES	☐	☐	WITHHELD FOR ALL NOMINEES

☐
For all nominees except as written above

Discontinue Annual Report Mailing for this Account.	☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Mark box at right if you plan to attend the Annual Meeting.	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

Annual Shareholders’ Meeting

June 13, 2005

10:00 a.m.

Grapevine Convention Center

1209 South Main Street

Grapevine, Texas

Dear Shareholder:

Mannatech encourages you to take advantage of the new and convenient ways by which you can vote your shares. You can vote your shares by mail, telephone or through the Internet. If voting by telephone or the Internet you do not need to return this proxy-voting card.

To mail in your vote, mark, sign and date this proxy-voting card and mail the perforated portion in the pre-paid mailing envelope.

    To vote over the Internet:

•	Log onto the Internet and go to the web site http://eproxyvote.com/mtex

    To vote by telephone:

•	On a touch-tone telephone call 1-877-779-8683 24-hours a day, 7 days a week.

After completing one of the steps above, follow the applicable instructions to complete your vote electronically via the Internet or over the telephone. Your electronic vote via the Internet or over the telephone authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy-voting card. If your choose to vote your shares electronically, you do not need to mail back your proxy-voting card. Regardless of what method you vote you may still attend our 2005 Annual Shareholders’ Meeting and/or revoke your proxy vote and vote at the meeting.

Your vote is very important. Thank you for voting.

DETACH HERE

MANNATECH, INCORPORATED

2005 COMMON STOCK PROXY

P

R	THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS FOR OUR 2005 ANNUAL
SHAREHOLDERS’ MEETING TO BE HELD ON JUNE 13, 2005, AT 10:00 a.m. CENTRAL DAYLIGHT TIME, AT
O	THE GRAPEVINE CONVENTION CENTER, 1209 SOUTH MAIN STREET, GRAPEVINE, TEXAS.

X

Y

GERALD E. GILBERT, with power of substitution is hereby appointed proxy to vote, as specified, all shares of common stock, which the shareholder(s) named on the reverse side is entitled to vote at the above 2005 Annual Shareholders’ Meeting or at any adjournment thereof, and in their discretion to vote upon all other matters as may properly be brought before the meeting.

Please mark, sign and date on the reverse side of this proxy-voting card, and mail promptly in the enclosed postage-paid envelope or follow the instructions on the reverse side to vote electronically. If you vote electronically via the Internet or over the telephone you do not have to mail this proxy-voting card.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?